Exhibit 99.3

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands—except share and per share data)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets:
Cash and cash equivalents	$104,168	$120,144
Restricted cash	24,263	83,693
Residential mortgage-backed securities, at fair value ($2,368,893 and $2,981,085 pledged as collateral, respectively)	2,478,448	3,061,582
Securitized mortgage loans (transferred to consolidated variable interest entities), at fair value	160,206	167,624
Other investment securities, at fair value ($155,904 and $163,263 pledged as collateral, respectively)	160,396	166,190
Other investments	45,724	45,233
Investment related receivable	6,071	2,692
Interest receivable	8,065	9,849
Derivative instruments, at fair value	—	4,347
Other assets	1,337	1,616

Total Assets	$2,988,678	$3,662,970

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements (net of deferred financing costs of $3 and $55, respectively)	$2,269,850	$2,898,292
Non-recourse securitized debt, at fair value	13,407	18,951
Obligation to return cash held as collateral	—	280
Accrued interest payable	2,359	9,138
Derivative instruments, at fair value	8,542	13,813
Payable to related party	4,243	6,373
Dividends and dividend equivalents payable	18,923	19,170
Investment related payable	1,256	—
Accounts payable, accrued expenses and other liabilities	5,297	2,090

Total Liabilities	2,323,877	$2,968,107

Commitments and Contingencies (Note 13)
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference)	$69	$69
Common stock, $0.01 par value, 450,000,000 shares authorized, 31,894,717 and 31,853,025 shares issued and outstanding, respectively	319	319
Additional paid-in capital	789,767	789,465
Accumulated deficit	(125,354)	(94,990)

Total Stockholders’ Equity	664,801	694,863

Total Liabilities and Stockholders’ Equity	$2,988,678	$3,662,970

See notes to unaudited consolidated financial statements.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands—except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Interest Income:
Residential mortgage-backed securities	$25,303	$35,818	$53,880	$71,432
Securitized mortgage loans	3,231	3,623	6,496	5,790
Other	3,083	2,177	6,102	3,691

Total Interest Income	31,617	41,618	66,478	80,913

Interest Expense:
Repurchase agreements	(8,046)	(7,901)	(16,477)	(15,366)
Securitized debt	(197)	(333)	(447)	(699)

Total Interest Expense	(8,243)	(8,234)	(16,924)	(16,065)

Net Interest Income	23,374	33,384	49,554	64,848

Other Income/(Loss), net:
Realized gain/(loss) on sale of residential mortgage-backed securities, net	273	(4,530)	595	4,008
Other-than-temporary impairments recognized	(5,012)	(197)	(5,707)	(2,772)
Gain/(loss) on derivative instruments, net (includes $11,508, $23,553, $8,876 and $7,835 of unrealized gains, respectively)	(7,870)	12,463	(36,344)	(14,058)
Realized gain/(loss) on sale of other investment securities, net	—	102	(26)	102
Unrealized gain/(loss) on residential mortgage-backed securities, net	7,599	(41,266)	11,280	(26,486)
Unrealized gain on securitized debt	20	1,001	22	1,014
Unrealized gain/(loss) on securitized mortgage loans	5,751	(1,896)	1,992	466
Unrealized gain/(loss) on other investment securities	3,726	(2,540)	3,418	(2,569)
Other, net	(85)	(3)	(68)	9

Other Income/(Loss), net	4,402	(36,866)	(24,838)	(40,286)

Operating Expenses:
General and administrative (includes ($194), ($304), ($302) and ($797) of stock based compensation, respectively)	(3,664)	(3,655)	(7,238)	(7,505)
Merger related costs	(1,321)	—	(4,936)	—
Management fee - related party	(2,493)	(2,895)	(5,278)	(5,682)

Total Operating Expenses	(7,478)	(6,550)	(17,452)	(13,187)

Net Income/(Loss)	$20,298	$(10,032)	$7,264	$11,375

Preferred Stock Dividends Declared	(3,450)	(3,450)	(6,900)	(6,900)

Net Income/(Loss) Allocable to Common Stock and Participating Securities*	$16,848	$(13,482)	$364	$4,475

Earnings/(Loss) per Common Share - Basic and Diluted	$0.52	$(0.43)	$—	$0.13

Dividends Declared per Share of Common Stock	$0.48	$0.48	$0.96	$0.96

*	Losses are not allocated to participating securities.

See notes to unaudited consolidated financial statements.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity (Unaudited)

(in thousands—except share data)

	Preferred Stock		Common Stock			Additional Paid- In	(Accumulated	Total
	Shares	Par	Shares	Par		Capital	Deficit)
Balance at December 31, 2015	6,900,000	$69	31,853,025	$319		$789,465	$(94,990)	$694,863
Settlement of vested restricted stock units in common stock	—	—	41,692		*	—	—	—
Capital increase related to equity compensation	—	—		—		302	—	302
Net income	—	—	—	—		—	7,264	7,264
Dividends declared on preferred stock	—	—	—	—		—	(6,900)	(6,900)
Dividends declared on common stock, restricted stock and restricted stock units	—	—	—	—		—	(30,728)	(30,728)

Balance at June 30, 2016	6,900,000	$69	31,894,717	$319		$789,767	$(125,354)	$664,801

*	Rounds to less than 1.

See notes to unaudited consolidated financial statements.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2016	2015
Cash Flows from Operating Activities:
Net income	$7,264	$11,375
Adjustments to reconcile net income to net cash provided by operating activities:
Premium amortization/(discount accretion), net	(12,718)	(16,916)
Amortization of deferred financing costs	309	250
Equity based compensation expense	302	797
Unrealized (gain)/loss on mortgage-backed securities, net	(11,280)	26,486
Unrealized gain on securitized mortgage loans	(1,992)	(466)
Unrealized (gain)/loss on other investment securities	(3,418)	2,569
Unrealized gain on derivative instruments, net	(8,876)	(7,835)
Unrealized (gain) on securitized debt	(22)	(1,014)
Other-than-temporary impairments recognized	5,707	2,772
Realized (gain) on sales of mortgage-backed securities	(3,999)	(13,763)
Realized loss on sales of mortgage-backed securities	3,404	9,755
Realized loss on derivative instruments	46,476	12,009
Realized loss on real estate owned, net	310	1,128
Realized (gain)/loss on sale of other investment securities, net	26	(102)
Depreciation on real estate underlying bond for title contracts	461	179
Changes in operating assets and liabilities:
Increase/(decrease) in accrued interest receivable, less purchased interest	1,784	195
Decrease in other assets	513	456
Decrease in accrued interest payable	(6,779)	(4,475)
Increase/(decrease) in accounts payable and accrued expenses	3,087	(226)
Decrease in payable to related party	(2,128)	(440)
Increase in other liabilities	120	76

Net cash provided by operating activities	18,551	22,810

Cash Flows from Investing Activities:
Purchases of mortgage-backed securities	(251,630)	(1,353,785)
Proceeds from sales of mortgage-backed securities	647,044	1,581,047
Purchases of mortgage loans, simultaneously securitized	—	(67,357)
Purchases of other investment securities	—	(142,383)
Proceeds from sales of other investment securities	2,900	17,679
Purchases of other investments	(7,863)	(11,223)
Proceeds from other investments	6,900	8,563
Proceeds from sales of real estate owned	255	—
Decrease in restricted cash related to investing activities	12,317	805
Increase in cash collateral held related to investing activities	(280)	8,820
Principal payments received on mortgage-backed securities	201,290	209,146
Principal payments received on securitized mortgage loans	8,823	5,512
Principal payments received on other investment securities	7,763	7,565
Payments made for termination of derivative instruments	(37,268)	(1,977)
Purchase of interest rate swaptions	—	(8,385)
Other, net	—	14

Net cash provided by investing activities	590,251	254,041

(Continued on next page.)

See notes to unaudited consolidated financial statements.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

(Continued.)

	Six Months Ended June 30,
	2016	2015
Cash Flows from Financing Activities:
Proceeds from repurchase agreement borrowings	10,630,914	7,943,331
Repayments of repurchase agreement borrowings	(11,259,408)	(8,167,979)
Decrease in restricted cash related to financing activities	47,113	(8,915)
Principal payments on securitized debt	(5,522)	(7,269)
Dividends paid on preferred stock	(6,900)	(6,900)
Dividends paid on common stock and dividend equivalent rights	(30,975)	(30,186)
Deferred financing costs/offering costs expensed/(incurred) net	—	(26)

Net cash used by financing activities	(624,778)	(277,944)

Net decrease in cash	(15,976)	(1,093)
Cash and cash equivalents at beginning of period	120,144	114,443

Cash and cash equivalents at end of period	$104,168	$113,350

Supplemental Disclosure of Operating Cash Flow Information:
Interest Paid	$20,970	$19,936
Supplemental Disclosure of Non-cash Financing/Investing Activities:
Dividends and dividend equivalent rights declared, not yet paid	$18,923	$19,192
Residential mortgage-backed securities purchased not settled, net	$—	$3,322
Due from broker	$6,071	$4,559
Due to broker	$1,256	$—

See notes to unaudited consolidated financial statements.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

Unless the context requires otherwise, references to “we,” “us,” “our,” “AMTG” or “Company” refer to Apollo Residential Mortgage, Inc., as consolidated with its subsidiaries including variable interest entities in which we are the primary beneficiary. The following defines certain of the commonly used terms in these Notes to Consolidated Financial Statements: “Agency” refers to a federally chartered corporation, such as Fannie Mae or Freddie Mac, or an agency of the United States (or, U.S.) Government, such as Ginnie Mae or the U.S. Small Business Administration or, in the aggregate “Agencies”; “Agency Inverse Floater” refers to securities that have a floating interest rate with coupons that reset periodically based on an index and which coupon varies inversely with changes in a referenced index, which index is typically the one month LIBOR; “Agency IO” and “Agency Inverse IO” refers to Agency interest-only and Agency inverse interest-only securities, respectively, which receive some or all of the interest payments, but no principal payments, made on a related series of Agency RMBS, based on a notional principal balance; “Agency-RMBS” refer to RMBS issued or guaranteed by an Agency; “Alt-A” refers to residential mortgage loans made to borrowers whose qualifying mortgage characteristics do not conform to Agency underwriting guidelines and generally allow homeowners to qualify for a mortgage loan with reduced or alternate forms of documentation; “ARMs” refer to adjustable rate mortgages; “BFT Contracts” refer to agreements in which a seller finances the sale of property, the buyer agrees to pay the purchase price of the property in monthly installments and legal title to the property is transferred when the terms of the contract are fulfilled; “CMOs” refer to collateralized mortgage obligation bonds; “December 2014 Pool” refers to the loan pool we purchased in December 2014; “Fannie Mae” refers to the Agency formerly known as Federal National Mortgage Association; “February 2013 Pool” refers to the loan pool we purchased in February 2013; “February 2013 Securitization” refers to the securitization that we transacted in February 2013 simultaneously with the purchase of the February 2013 Pool; “Freddie Mac” refers to the Federal Home Loan Mortgage Corporation; “Hybrids” refer to mortgage loans that have fixed interest rates for a period of time and, thereafter, generally adjust annually based on an increment over a specified interest rate index; “IO” refers to securities that have no principal balance and bear interest based on a notional balance; “LIBOR” refers to the London Interbank Offered Rate; “Long TBA Contracts” refer to TBA Contracts for which we would be required to buy certain Agency RMBS on a forward basis; “March 2015 Pool” refers to the loan pool we purchased in March 2015; “March 2015 Securitization” refers to the securitization that we transacted in March 2015, combining the December 2014 Pool with the March 2015 Pool, for which we retained the security issued in the securitization; “Merger” refers to the proposed merger transaction as discussed in Note 18 to the consolidated financial statements; “Merger Agreement” refers to the definitive merger agreement we entered into on February 26, 2016, as amended as of June 30, 2016, in connection with the Merger as discussed in Note 18 to the consolidated financial statements; “non-Agency RMBS” refer to RMBS that are not issued or guaranteed by an Agency; “Option ARMs” refer to mortgages that provide the mortgagee payment options, which may initially include a specified minimum payment, an interest-only payment, a 15-year fully amortizing payment or a 30-year fully amortizing payment; “REO” refers to real estate owned as a result of foreclosure on mortgage loans; “Risk Sharing Securities” refer to securities issued by Fannie Mae and/or Freddie Mac which are structured to be subject to the performance of referenced pools of residential mortgage loans and represent unsecured general obligations of the issuing Agency; “RMBS” refer to residential mortgage-backed securities; “SBA” refers to the U.S. Small Business Administration; “SBA-IO” refers to IO securities issued by the SBA; “SBC-MBS” refer to small balance commercial-mortgage-backed securities; “Seller Financing Program” refers to our initiative whereby we provide advances through a warehouse line to a third party to finance the acquisition and improvement of single family homes and, once the homes are improved, they are marketed for sale, with the seller providing financing to the buyer in the form of a mortgage loan or a BFT Contract; “Short TBA Contracts” refer to TBA Contracts for which we would be required to sell certain Agency RMBS on a forward basis; “Subprime” refers to mortgage loans that have been originated using underwriting standards that are less restrictive than those used to originate prime mortgage loans; “Swaps” refer to interest rate swap contracts where we agree to pay a fixed rate of interest and receive a variable rate of interest based on the notional amount of the interest rate swap contract; “Swaptions” refer to option contracts that allow the option holder to enter into a Swap with a specified fixed rate at the expiration of the option period; “Swaption Purchase Contracts” refer to Swaptions that we purchase which provide that at expiration of the option period, we may either (i) enter into a Swap under which we would pay a fixed interest rate and receive a variable rate of interest on the Swap notional amount, or (ii) we would receive a cash payment equal to the fair value, (if any) of the underlying Swap, which termination option is prescribed in the contract confirmation; “Swaption Sale Contracts” refer to Swaptions that we sell which provide that at expiration of the option period, the counterparty to such contract may either (i) enter into a Swap under which we would pay a fixed interest rate and receive a variable interest rate on the Swap notional amount or (ii) we would make a payment equal to the fair value (if any) of the underlying Swap, which termination option is prescribed in the contract confirmation; “TBA Contracts” refer to to-be-announced contracts to purchase or sell certain Agency RMBS on a forward basis and “VIE” refers to a variable interest entity.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

Note 1– Organization

We were incorporated as a Maryland corporation on March 15, 2011 and commenced operations on July 27, 2011. We are externally managed and advised by ARM Manager, LLC (or, Manager), an indirect subsidiary of Apollo Global Management, LLC (together with its subsidiaries,”Apollo”).

We operate and have elected to qualify as a real estate investment trust (or, REIT) under the Internal Revenue Code of 1986, as amended (or, Internal Revenue Code), commencing with the taxable year ended December 31, 2011. We also operate our business in a manner that allows us not to register as an “Investment Company” as defined under the Investment Company Act of 1940 (or, 1940 Act).

We invest on a levered basis in residential mortgage and mortgage-related assets in the U.S. At June 30, 2016, our portfolio was comprised of: (i) Agency RMBS, (which include pass-through securities whose underlying collateral primarily includes 30 year fixed-rate mortgages) and Agency IO, (ii) non-Agency RMBS; (iii) securitized mortgage loans; (iv) other mortgage-related securities; (v) mortgage loans; and (vi) other real estate related investments associated with our Seller Financing Program.

Note 2 – Summary of Significant Accounting Policies

(a) Basis of Presentation and Consolidation

The interim unaudited consolidated financial statements include our accounts and those of our consolidated subsidiaries and VIEs in which we are the primary beneficiary. All intercompany amounts have been eliminated in consolidation. We currently operate as one business segment.

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (or, GAAP) requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

In the opinion of management, all adjustments have been made (which include only normal recurring adjustments) necessary to present fairly our financial position, results of operations and cash flows. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted in accordance with Article 10 of Regulation S-X and the instructions to Form 10-Q. These consolidated financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission (or, the SEC) on March 4, 2016. Our results of operations for the quarterly period ended June 30, 2016 are not necessarily indicative of the results to be expected for the full year or any other future period.

(b) Cash and Cash Equivalents

We consider all highly liquid short term investments with original maturities of 90 days or less when purchased to be cash equivalents. Cash and cash equivalents are exposed to concentrations of credit risk. We deposit our cash with what we believe to be high credit quality institutions. From time to time, our cash may include amounts pledged to us by our counterparties as collateral for our derivative instruments. At June 30, 2016 and December 31, 2015, our cash and cash equivalents were primarily comprised of cash on deposit with our prime broker (which is domiciled in the U.S.); substantially all of which was in excess of applicable insurance limits and, we had $40,051 and $40,012 invested in a money market fund at June 30, 2016 and December 31, 2015, respectively. Included in cash and cash equivalents was cash pledged by our counterparties to us of $280 at December 31, 2015; we had no cash pledged to us by counterparties at June 30, 2016.

(c) Obligation to Return Cash Held as Collateral

From time to time, we may hold cash pledged as collateral to us by certain of our derivative counterparties as a result of margin calls made by us. Cash pledged to us is unrestricted in use and, accordingly, is included as a component of cash on our consolidated balance sheets. In addition, a corresponding liability is reported as an obligation to return cash held as collateral.

(d) Restricted Cash

Restricted cash represents cash held by our counterparties as collateral against our repurchase agreement borrowings, Swaps or other derivative instruments. Restricted cash is not available for general corporate purposes, but may be applied

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

against amounts due to counterparties under our repurchase agreement borrowings and Swaps, or returned to us when our collateral requirements are exceeded or at the maturity or termination of the derivative instrument or repurchase agreement.

(e) Investment Securities and Securitized Mortgage Loans

Our investment securities, which are comprised of RMBS and other investment securities, are designated as available for sale. Our RMBS portfolio may be comprised of mortgage pass-through certificates, CMOs, including Agency IO and Agency Inverse IO representing interests in or obligations backed by pools of mortgage loans. Our securitized mortgage loans, which are designated as held for investment, are presented on our balance sheet as “Securitized mortgage loans transferred to consolidated variable interest entities, at fair value.” These mortgage loans are comprised of pools of performing, re-performing and non-performing mortgage loans that we purchased at a discount to principal balance.

At June 30, 2016, our other investment securities were comprised of investments in Risk Sharing Securities issued by Freddie Mac and Fannie Mae and SBC-MBS. Our SBC-MBS generally include mortgage loans collateralized by a mix of residential multi-family (i.e., properties with five or more units), mixed use residential/commercial, small retail, office building, warehouse and other types of property. In some instances, certain of the mortgage loans underlying the SBC-MBS that we own may also be additionally secured by a personal guarantee from the primary principals of the related business and/or borrowing entity. Our investments in Risk Sharing Securities and SBC-MBS are included in “Other investment securities, at fair value” on our consolidated balance sheet. Interest income on our Risk Sharing Securities is included in “Interest Income—Other” and changes in the estimated fair value of such securities is included in “Unrealized gain/(loss) on other investment securities” on our consolidated statements of operations.

Balance Sheet Presentation

Purchases and sales of our investment securities are recorded on the trade date. Our RMBS and other investment securities pledged as collateral against borrowings under repurchase agreements are included in “Residential mortgage-backed securities, at fair value” and “Other investment securities, at fair value” on our consolidated balance sheet, respectively, with the fair value of securities pledged disclosed parenthetically. Amounts receivable/payable associated with sales/purchases of securities at the balance sheet date are reflected on our consolidated balance sheet as “Investment related receivable” and “Investment related payable,” respectively.

For purposes of determining the applicable accounting policy with respect to our investment securities, we review credit ratings available from each of the three major credit rating agencies (i.e. Moody’s Investors Services, Inc., Standard & Poor’s Ratings Services and Fitch, Inc.) for each investment security at the time of purchase and apply the lowest rating.

The aggregate fair value of the mortgage loans associated with our securitization transactions are presented on our consolidated balance sheet as “Securitized mortgage loans transferred to consolidated variable interest entities, at fair value.” (See Notes 5 and 14.)

Impairments

Investment Securities: We have elected the fair value option of accounting for our investment securities and, as such, all changes in the market value of our investment securities are recorded through earnings. When the fair value of an investment security is less than its amortized cost at the balance sheet date, the security is considered impaired. We assess our investment securities for impairment on at least a quarterly basis and designate such impairments as either “temporary” or “other-than-temporary.” If we intend to sell an impaired security, or it is more likely than not that we will be required to sell an impaired security before its anticipated recovery, then we recognize an other-than-temporary impairment (or, OTTI) through earnings. If we do not expect to sell an other-than-temporarily impaired security, only the portion of the OTTI that is related to credit losses will be recognized as an OTTI, with the remainder recognized through earnings as a component of unrealized gains/(losses) on our statement of operations. When an OTTI is recognized, a new cost basis is established for the security, which new cost basis may not be adjusted for subsequent recoveries in fair value through earnings. However, if the performance of a security on which an OTTI was previously recognized improves, future yields may increase on such securities, resulting in a reversal of all or a portion of previously recognized OTTI over time. The determination as to whether an OTTI exists and, if so, the amount of such impairment recognized is subjective, as such determinations are based on information available at the time of assessment, as well as our Manager’s estimates of the future performance and cash flow projections for the individual security. (See Notes 4 and 6.)

Securitized Mortgage Loans: We have elected the fair value option of accounting for our securitized mortgage loans and, as such, all changes in the estimated fair value of our securitized mortgage loans are recorded through earnings, including a provision for loan losses, if any. Our securitized mortgage loans had evidence of deterioration of credit quality at the time of

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

acquisition. We analyze our securitized mortgage loan pool at least quarterly to assess the actual performance compared to the expected performance. If the revised cash flow estimates on our securitized mortgage loans provide a lower yield than the previous yield, we recognize a provision to loan losses (i.e., a reduction in the amortized cost of the securitized mortgage loans that is recorded in earnings) in an amount such that the yield will remain unchanged. If cash flow estimates on our securitized mortgage loans increase subsequent to recording a provision to loan losses, we will reverse previously recognized provision for loan losses before any increase to the yield is made. (See Note 5.)

(f) Designation and Fair Value Option Election

To date, we have elected the fair value option of accounting for all of our investment securities, at the time of purchase, and our securitized debt, when initially incurred. As a result of the fair value election on such assets/liabilities, we record the change in the estimated fair value of such assets and liabilities in earnings as unrealized gains/(losses). We generally intend to hold our investment securities to generate interest income; however, we have and may continue to sell certain of our investment securities as part of the overall management of our assets and liabilities and operating our business. Realized gains/(losses) on the sale of investment securities are recorded in earnings using the specific identification method.

Our securitized mortgage loans are considered held for investment purposes. Consistent with our investments in RMBS, we have elected the fair value option for our securitized mortgage loans and, as a result, we record changes in the estimated fair value of such assets in earnings as unrealized gains/(losses).

We believe that our election of the fair value option for our investment securities, securitized mortgage loans and securitized debt improves financial reporting, as such treatment is consistent with how we present the changes in the fair value of our Swaps, Swaptions and TBA Contracts, all of which are derivative instruments, through earnings.

(g) Interest Income Recognition

Investment Securities

Interest income on investment securities is accrued based on the outstanding principal balance and the current coupon interest rate on each security. In addition, premiums and discounts associated with Agency RMBS, non-Agency RMBS and other investment securities rated AA and higher by a nationally recognized statistical rating organization at the time of purchase are amortized into interest income over the life of such securities using the effective yield method. In order to determine the effective yield, we estimate prepayments for each security. For those securities, if prepayment levels differ, or are expected to differ in the future from our previous assessment, we adjust the amount of premium amortization recognized in the period that such change is made, applying the retrospective method, resulting in a cumulative catch-up reflecting such change. To the extent that prepayment activity varies significantly from our previous prepayment estimates, we may experience volatility in our interest income. For Agency pass-through RMBS that we acquired subsequent to June 30, 2013, we do not estimate prepayments to determine premium amortization or discount accretion on such securities. Instead, the amount of premium amortization/discount accretion on Agency pass-through RMBS acquired subsequent to June 30, 2013 is based upon actual prepayment experience, which may vary significantly over time. All Agency RMBS we held at June 30, 2016 were acquired subsequent to June 30, 2013.

For Agency IO, Agency Inverse IO and Agency Inverse Floaters, income is accrued based on the amortized cost and the effective yield. Cash received on Agency IO and Agency Inverse IO is first applied to accrued interest and then to reduce the amortized cost. At each reporting date, the effective yield is adjusted prospectively based on the current cash flow projections, which reflect prepayment estimates and the contractual terms of the security.

Interest income on non-Agency RMBS and other investment securities rated below AA or not rated by a nationally recognized statistical rating organization is recognized based on the effective yield method of accounting. The effective yield on these securities is based on the projected cash flows from each security, which are estimated based on our observation of current information and events and include assumptions related to the future path of interest rates, prepayment speeds and the timing and amount of credit losses. On at least a quarterly basis, we review and, if appropriate, make adjustments to our cash flow projections based on input and analysis received from external sources, internal models and our judgment about interest rates, prepayment speeds, the timing and amount of credit losses and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in the yield/interest income recognized on such securities. Actual maturities of the securities are affected by the contractual lives of the associated mortgage collateral, periodic payments of principal, prepayments of principal and the payment priority structure of the security; therefore, actual maturities are generally shorter than the stated contractual maturities of the underlying mortgages. Based on the projected cash flows for our non-Agency RMBS, we generally expect that a portion of the purchase discount on such securities will not be recognized as interest income and is instead viewed as a credit discount. The credit discount mitigates our

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

risk of loss on our non-Agency securities. The amount considered to be credit discount may change over time, based on the actual performance of the underlying mortgage collateral, actual and projected cash flows from such collateral, economic conditions and other factors. If the performance of a non-Agency RMBS with a credit discount is more favorable than forecasted, we may accrete more discount into interest income than expected at the time of purchase or when performance was last assessed. Conversely, if the performance of a non-Agency RMBS with a credit discount is less favorable than forecasted, the amount of discount accreted into income may be less than expected at the time of purchase or when performance was last assessed and/or impairment and write-downs of such securities to a new lower cost basis could result.

Securitized Mortgage Loans

Application of the interest method of accounting for our pools of securitized mortgage loans requires the use of estimates to calculate a projected yield. We calculate the yield based on the projected cash flows for each pool of mortgage loans. To the extent the actual performance of a loan pool is better than last expected, the yield is adjusted upward prospectively to reflect the revised estimate of cash flows over the remaining life of such mortgage pool. However, if the revised cash flow estimates on a loan pool provides a lower yield than the original or the last calculated yield, we recognize an OTTI (i.e., a reduction in the amortized cost of the loan pool that is recorded in earnings) such that the yield will remain unchanged. Decreasing yields arising solely from a change in the contractual interest rate on variable rate loans are not treated as an OTTI. If future cash collections are materially different in amount or timing than projected cash collections, earnings could be affected, either positively or negatively.

On at least a quarterly basis, our Manager reviews and, if appropriate, makes adjustments to cash flow projections based on input and analysis received from external sources, internal models and our Manager’s judgment about interest rates, prepayment speeds, home prices, the timing and amount of credit losses and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in the yield/interest income recognized on such loans and/or the recognition of an OTTI.

Warehouse Line Receivable, BFT Contracts and Mortgage Loans Purchased Under Seller Financing Program

We accrue interest income on our warehouse line receivable, which is included as a component of our “Interest income-other” and “Other investments,” on our consolidated financial statements, based on the contractual terms governing the warehouse line receivable agreement. We assess the collectability of the warehouse receivable and associated income on at least a quarterly basis. We record interest on a cash basis for our BFT Contracts and mortgage loans purchased under the Seller Financing Program.

(h) Investment Consolidation and Transfers of Financial Assets

We evaluate the underlying entity that issues securities we acquire or to which we make a loan to determine the appropriate accounting methods.

In VIEs, an entity is subject to consolidation if the equity investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities or are not exposed to the entity’s losses or entitled to its residual returns. VIEs that meet certain scope characteristics are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that has both the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. This determination can sometimes involve complex and subjective analysis. We are required on an ongoing basis to assess whether we are the primary beneficiary of a VIE.

In determining the accounting treatment to be applied to securitization transactions, we evaluate whether the entity used to facilitate the transactions was a VIE and, if so, whether it should be consolidated. Based on our evaluations, we have concluded since inception of our securitizations that each of the securitizations is a VIE and that the VIEs should be consolidated. If we determine in the future that consolidation is not required for a securitization, we would have to assess whether the transfer of the underlying assets qualify as a sale or should be accounted for as secured financings under GAAP.

We may periodically enter into transactions in which we sell assets. Upon a transfer of financial assets, we may sometimes retain or acquire senior or subordinated interests in the related assets. In connection with such transactions, a determination must be made as to whether we, as the transferor, have surrendered control over transferred financial assets. That determination must consider our continuing involvement in the transferred financial asset, including all arrangements or agreements made contemporaneously with, or in contemplation of, the transfer, even if they were not entered into at the time of the transfer. The financial components approach under applicable GAAP limits the circumstances in which a financial asset, or portion of a financial asset, should be derecognized when the transferor has not transferred the entire original financial asset to

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

an entity that is not consolidated with the transferor in the financial statements being presented and/or when the transferor has continuing involvement with the transferred financial asset. It defines the term “participating interest” to establish specific conditions for reporting a transfer of a portion of a financial asset as a sale.

From time to time, we have securitized mortgage loans. Depending upon the structure of the securitization transaction these transactions may be accounted for as either a “sale” and the loans will be removed from the consolidated balance sheet or, as a “financing” with the loans remaining on our consolidated balance sheet. Significant judgment may be exercised by us in determining whether a transaction should be recorded as a “sale” or a “financing.”

(i) Deferred Financing Costs

Costs incurred in connection with securing our financings are capitalized and amortized using the effective interest rate method over the respective financing term with such amortization reflected on our consolidated statements of operations as a component of interest expense. Deferred financing costs may include legal, accounting and other related fees. In connection with the adoption of accounting to simplify the presentation of debt issuance costs, on January 1, 2016, we reclassified deferred financing costs associated with our borrowings under repurchase agreements for prior periods as a component of the associated borrowings on our consolidated balance sheet. Previously, these deferred charges were included on our consolidated balance sheet as a component of “Other assets.”

(j) Earnings Per Share

Earnings per common share (or, EPS) is computed using the two-class method of accounting, which includes the weighted-average number of shares of common stock outstanding during the period and other securities that participate in dividends, such as our unvested restricted stock and restricted stock units (or, RSUs), to arrive at total common equivalent shares. In applying the two-class method, earnings are allocated to both shares of common stock and securities that participate in dividends based on their respective weighted-average shares outstanding for the period. During periods of net loss, losses are allocated only to the extent that the participating securities are required to absorb such losses. (See Note 17.)

(k) Derivative Instruments

Subject to maintaining our qualification as a REIT for U.S. Federal income tax purposes, we utilize derivative financial instruments, currently comprised of Swaps, Swaptions and, from time to time, TBA Contracts as part of our interest rate risk management. We view our derivative instruments as economic hedges, which we believe mitigate interest rate risk associated with our borrowings under repurchase agreements and/or the fair value of our RMBS portfolio. We do not enter into derivative instruments for speculative purposes.

All derivatives are reported as either assets or liabilities on the balance sheet at estimated fair value. We have not elected hedge accounting for our derivative instruments and, as a result, changes in the fair value for our derivatives are recorded in earnings. The fair value adjustments, along with the related interest income or interest expense, are recognized in the consolidated statements of operations in the line item “Gain/(loss) on derivative instruments, net.”

To-Be-Announced Securities

TBA Contracts are forward contracts for the purchase or sale of Agency RMBS by a specified issuer and for a specified face amount, coupon and stated term, at a predetermined price on the date stated in the contract. The particular Agency RMBS as identified by a Committee on Uniform Securities Identification Procedures number (commonly known as a CUSIP) delivered into the contract upon the settlement date are not known at the time of the transaction. We recognize in earnings unrealized gains and losses associated with TBA Contracts that are not subject to the regular-way exception, which applies: (i) when there is no other way to purchase or sell that security; (ii) if delivery of that security and settlement will occur within the shortest period possible for that type of security and (iii) if it is probable at inception and throughout the term of the individual contract that physical delivery of the security will occur. Changes in the value of our TBA Contracts and realized gains or losses on settlement are recognized in our consolidated statements of operations in the line item “Gain/(loss) on derivative instruments, net.”

(l) Repurchase Agreements

Investment securities financed under repurchase agreements are treated as collateralized borrowings, unless they meet sale treatment or are deemed to be linked transactions. Through June 30, 2016, none of our repurchase agreements had been accounted for as a linked transaction. As of June 30, 2016, all securities financed through a repurchase agreement remained on our consolidated balance sheet as an asset (with the fair value of the securities pledged as collateral disclosed parenthetically) and cash received from the lender is recorded on our consolidated balance sheet as a liability. However, securities associated

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

with our securitizations are eliminated in consolidation with VIEs. Interest paid and accrued in connection with our repurchase agreements is recorded as interest expense.

(m) Stock-based Payments

We account for stock-based awards granted to our independent directors, to our Manager and to employees of our Manager and its affiliates using the fair value based methodology prescribed by GAAP. Expense related to restricted common stock issued to our independent directors is based on the fair value of our common stock on the grant date, and amortized into expense over the award vesting period on a straight-line basis. Expense related to RSUs issued to our Manager and to employees of our Manager and its affiliates are based on the estimated fair value of such award at the grant date and are remeasured quarterly for unvested awards. We measure the fair value of our RSUs using the price of our common stock and other measurement assumptions, including implied volatility and discount rates. We use the graded vesting attribution method of accounting to amortize expense related to RSUs granted to our Manager and its affiliates.

(n) Income Taxes (Dollar amounts in this Note 2(n) are not presented in thousands.)

We elected to be taxed as a REIT for U.S. Federal income tax purposes, commencing with our taxable year ended December 31, 2011. Pursuant to the Internal Revenue Code, a REIT that distributes at least 90% of its net taxable income, excluding net capital gains, as a dividend to its stockholders each year and which meets certain other conditions, will not be taxed on the portion of its taxable income that is distributed to its stockholders. We expect to meet the conditions required to enable us to continue to operate as a REIT and to distribute all of our taxable income, including net capital gains for the periods presented and therefore we have not recorded any provisions for income taxes on our consolidated statements of operations through June 30, 2016.

As of December 31, 2015, we had estimated net capital loss carryforward amounts of $67.7 million which may be carried forward and applied against future net capital gains. Our capital loss carryforward amounts will reduce the amount of future capital gains, if any, that we would otherwise expect to distribute as capital gains, since capital gains would first be reduced by the capital loss carryforward. At December 31, 2015, we had estimated capital loss carryforward amounts of $47.3 million and $20.4 million which will expire in 2018 and 2019, respectively.

We have elected to treat a wholly owned subsidiary as a taxable REIT subsidiary (or, TRS). A TRS may participate in activities that would otherwise not be allowed to be carried on in a REIT. A TRS is subject to U.S. Federal, state and local income tax at regular corporate tax rates.

As of December 31, 2015 our TRS and its subsidiaries, which are not consolidated with the Company for income tax purposes, had an estimated net operating loss carryforward of $1.5 million. Given the limited operating history of our TRS and its subsidiaries, there can be no assurance that such entities will generate taxable income in the future. As a result, the deferred tax asset of approximately $0.6 million associated with our net operating loss carryforward has been offset by a valuation allowance, such that we had no net deferred tax asset or liability at December 31, 2015 and, had not recorded any tax benefits through June 30, 2016.

Under GAAP, a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position. Based upon review of our federal, state and local income tax returns and tax filing positions, we determined that no unrecognized tax benefits for uncertain tax positions were required to be recorded. In addition, we do not believe that we have any tax positions for which it is reasonably possible that we will be required to record significant amounts of unrecognized tax benefits within the next twelve months.

Our major tax jurisdictions are U.S. Federal, New York State and New York City. The statute of limitations is open for all jurisdictions for tax years beginning 2012.

(o) Variable Interest Entities

We consolidate a VIE when we have both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE. We are required to reconsider our evaluation of whether to consolidate a VIE each reporting period, based upon changes in the facts and circumstances pertaining to the VIE. (See Note 2(h).)

(p) Recent Accounting Pronouncements

Accounting Standards Adopted

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

In June 2015, the Financial Accounting Standard’s Board (or, FASB) issued guidance providing for technical corrections and improvements to existing accounting standards. The amendments in this update represent changes to clarify, correct unintended application of guidance, or make minor improvements to existing accounting standards that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. Transition guidance varies based on the amendments in this guidance. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The adoption of this accounting guidance during the three months ended March 31, 2016 did not have a material impact on our consolidated financial statements.

In April 2015, the FASB issued guidance on the presentation of debt issuance costs. This guidance requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. This guidance became effective for fiscal years and interim periods beginning after December 15, 2015, and requires retrospective application. As of June 30, 2016 and December 31, 2015, we had $3 and $55 of net deferred financing costs. Under the new guidance these net deferred financing costs have been reclassified such that they reduce the carrying value of the associated borrowings on our consolidated balance sheets for the periods presented. In August 2015, the FASB expanded its April 2015 guidance associated with the presentation of debt issue costs, to address costs related to line-of-credit arrangements. In this update, the FASB noted that the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowing on the line-of-credit arrangement. The adoption of this accounting guidance during the three months ended March 31, 2016 did not have a material impact on our consolidated financial statements.

Accounting Standards Issued but Not Yet Adopted

In May 2014, the FASB issued guidance to establish a comprehensive and converged standard on revenue recognition to enable financial statement users to better understand and consistently analyze an entity’s revenue across industries, transactions, and geographies. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The new guidance also specifies the accounting for certain costs to obtain or fulfill a contract with a customer. The new guidance requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. Qualitative and quantitative information is required to be disclosed about: (1) contracts with customers, (2) significant judgments and changes in judgments, and (3) assets recognized from costs to obtain or fulfill a contract. The new guidance will apply to all entities. The guidance is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2017. We are currently assessing the impact that this accounting guidance will have on our consolidated financial statements when adopted.

In August 2014, the FASB issued guidance regarding management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related financial statement note disclosures. The new guidance requires that management evaluate each annual and interim reporting period whether conditions exist that give rise to substantial doubt about the entity’s ability to continue as a going concern within one year from the financial statement issuance date, and if so, provide related disclosures. Disclosures are only required if conditions give rise to substantial doubt, whether or not the substantial doubt is alleviated by management’s plans. No disclosures are required specific to going concern uncertainties if an assessment of the conditions does not give rise to substantial doubt. Substantial doubt exists when conditions and events, considered in the aggregate, indicate that it is probable that a company will be unable to meet its obligations as they become due within one year after the financial statement issuance date. If substantial doubt is alleviated as a result of the consideration of management’s plans, a company should disclose information that enables users of financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the financial statement notes): (1) principal conditions that initially give rise to substantial doubt, (2) management’s evaluation of the significance of those conditions in relation to the company’s ability to meet its obligations, and (3) management’s plans that alleviated substantial doubt. If substantial doubt is not alleviated after considering management’s plans, disclosures should enable investors to understand the underlying conditions, and include the following: (1) a statement indicating that there is substantial doubt about the company’s ability to continue as a going concern within one year after the issuance date, (2) the principal conditions that give rise to substantial doubt, (3) management’s evaluation of the significance of those conditions in relation to the company’s ability to meet its obligations, and (4) management’s plans that are intended to mitigate the adverse conditions. The new guidance applies to all companies. The guidance is effective for interim and annual reporting periods in fiscal years beginning

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

after December 15, 2016, with early adoption permitted. Based on our current financial condition, we do not expect this guidance will have a material impact on our consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments—Overall: Recognition and Measurement of Financial Assets and Financial Liabilities,” (“ASU 2016-01”), which significantly revises an entity’s accounting related to the classification and measurement of investments in equity securities and requires the presentation of certain fair value changes for financial liabilities measured at fair value. ASU 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. We are currently evaluating the potential impact that this accounting guidance will have on our consolidated financial statements when adopted.

In June 2016, the FASB issued ASU No.2016-13, “Financial Instruments-Credit Losses (Topic 326)—Measurement of Credit Losses on Financial Instruments” (“ASU No.2016-13”). The ASU replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of information such as relevant information about past events including historical experience, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amount, for the purpose of informing credit loss estimates. The ASU requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The income statement reflects the measurement of credit losses for newly recognized financial assets, as well as the expected increases or decreases of expected credit losses that have taken place during the period. The ASU also requires that credit losses on available-for-sale debt securities be presented as an allowance for credit losses rather than as a write-down, and limits the amount of the allowance for credit losses on available-for-sale to the amount by which fair value is below amortized cost. The ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, and will be applied using a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. Early application is permitted as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently evaluating the potential impact that this accounting guidance will have on our consolidated financial statements when adopted.

(q) Reclassifications

Certain prior period amounts have been reclassified to conform to the current presentation.

Note 3 – Fair Value of Financial Instruments

(a) General

We disclose the estimated fair value of our financial instruments according to a fair value hierarchy (Levels I, II, and III, as defined below). We are required to provide enhanced disclosures regarding instruments in the Level III category, including a separate reconciliation of the beginning and ending balances for each major category of assets and liabilities. GAAP provides a framework for measuring estimated fair value and for providing financial statement disclosure requirements for fair value measurements. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of valuation hierarchy are defined as follows:

Level I - Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level II - Fair values are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These inputs may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

Level III - Fair values are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

The level in the fair value hierarchy, within which a fair measurement falls in its entirety, is based on the lowest level input that is significant to the fair value measurement. When available, we use quoted market prices to determine the estimated fair value of an asset or liability.

Fair value under GAAP represents an exit price in the normal course of business, not a forced liquidation price. If we were forced to sell assets in a short period to meet liquidity needs, the prices received for such assets could be substantially less than their recorded fair values. Furthermore, the analysis of whether it is more likely than not that we will be required to sell securities in an unrealized loss position prior to an expected recovery in value (if any), the amount of such expected required sales, and the projected identification of which securities would be sold are also subject to significant judgment, particularly in times of market illiquidity.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

We have controls over our valuation processes that are intended to ensure that the valuations for our financial instruments are fairly presented in accordance with GAAP on a consistent basis. Our Manager and our Chief Executive Officer oversee our valuation process, which is carried out by our Manager and Apollo’s pricing group. Our audit committee has final oversight for the valuation process for all of our financial instruments and, on a quarterly basis, reviews and provides final approval for such process.

Any changes to our valuation methodology will be reviewed by our Manager and audit committee to ensure the changes are appropriate. We may refine our valuation methodologies as markets and products develop. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods are appropriate and are believed to result in valuations consistent with other market participants, the use of different methodologies, or assumptions, to determine the estimated fair value of certain financial instruments could result in a different estimate of estimated fair value at the reporting date. We use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

The following describes the valuation methodologies used for our financial instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

(b)	Agency RMBS, non-Agency RMBS, TBA Contracts, Securitized Mortgage Loans, Non-Recourse Securitized Debt and Other Investment Securities

To determine the fair value of our Agency RMBS, non-Agency RMBS, TBA Contracts, securitized mortgage loans, non-recourse securitized debt and other investment securities, we obtain third party broker quotes which, while non-binding, are indicative of fair value. To validate the reasonableness of the broker quotes, we obtain and compare the broker quotes to valuations received from a third party pricing service and review the range of quotes received for outliers, compare quotes to recent market activity observed for similar securities and review significant changes in quarterly price levels. We generally do not adjust the prices we obtain from brokers; however, adjustments to valuations may be made as deemed appropriate to capture observable market information at the valuation date. Further, broker quotes are used provided that there is not an ongoing material event that affects the issuer of the securities being valued or the market thereof. If there is such an ongoing event, we will determine the estimated fair value of the securities using valuation techniques that use, when possible, current market-based or independently-sourced market parameters, such as interest rates and prepayment rates and, with respect to non-Agency RMBS, default rates and loss severities. Valuation techniques for RMBS may be based on models that consider the estimated cash flows of each debt tranche of the issuer, establish a benchmark yield, and develop an estimated tranche-specific spread to the benchmark yield based on the unique attributes of the tranche including, but not limited to, assumptions related to prepayment speed, the frequency and severity of defaults and attributes of the collateral underlying such securities. To the extent the inputs are observable and timely, the values would be categorized in Level II of the fair value hierarchy; otherwise they would be categorized as Level III. There were no events that resulted in us using internal models to value our Agency and non-Agency RMBS or other investment securities in our consolidated financial statements for the periods presented. Given the high level of liquidity and price transparency for our Agency RMBS, Risk Sharing Securities and TBA Contracts prices obtained from brokers and pricing services are readily verifiable to observable market transactions; as such, we categorize Agency RMBS, TBA Contracts and Risk Sharing Securities as Level II valuations. While market liquidity exists for non-Agency RMBS, securities underlying our securitized mortgage loans, securitized debt and SBC-MBS, periods of less liquidity or even illiquidity may also occur periodically for certain of these assets. As a result of this market dynamic and that observable market transactions may or may not exist from time to time, such instruments are categorized as Level III.

(c) Swaps and Swaptions

We determine the estimated fair value of our Swaps and Swaptions based on market valuations obtained from a third party with expertise in valuing such instruments. With respect to Swap valuations, the expected future cash flows are determined for the fixed and floating rate leg of the Swap. To arrive at the expected cash flows for the fixed leg of a Swap, the coupon rate stated in the Swap agreement is used and to arrive at the expected cash flows for the floating leg, the forward rates derived from raw yield curve data are used. Finally, both the fixed and floating legs’ cash flows are discounted using the calculated discount factors and the fixed and floating leg valuations are netted to arrive at a single valuation for the Swap at the valuation date. Swaptions require the same market inputs as Swaps with the addition of implied Swaption volatilities quoted by the market. The valuation inputs for Swaps and Swaptions are observable and, as such, their valuations are categorized as Level II in the fair value hierarchy.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

(d) Fair Value Hierarchy

The following tables present our financial instruments carried at estimated fair value as of June 30, 2016 and December 31, 2015 based upon our consolidated balance sheet by the valuation hierarchy:

	Estimated Fair Value at June 30, 2016
	Level I	Level II	Level III	Total
Assets:
RMBS	$—	$1,397,947	$1,080,501	$2,478,448
Securitized mortgage loans (transferred to consolidated variable interest entities)	—	—	160,206	160,206
Other investment securities	—	100,716	59,680	160,396

Total	$—	$1,498,663	$1,300,387	$2,799,050

Liabilities:
Swaps/Swaptions	$—	$1,274	$—	$1,274
Non-recourse securitized debt	—	—	13,407	13,407
Short TBA Contracts	—	7,268	—	7,268

Total	$—	$8,542	$13,407	$21,949

	Estimated Fair Value at December 31, 2015
	Level I	Level II	Level III	Total
Assets:
RMBS	$—	$1,864,356	$1,197,226	$3,061,582
Securitized mortgage loans (transferred to consolidated variable interest entities)	—	—	167,624	167,624
Other investment securities	—	98,656	67,534	166,190
Swaps/Swaptions	—	4,347	—	4,347

Total	$—	$1,967,359	$1,432,384	$3,399,743

Liabilities:
Swaps	$—	$13,618	$—	$13,618
Non-recourse securitized debt	—	—	18,951	18,951
Long TBA Contracts	—	195	—	195

Total	$—	$13,813	$18,951	$32,764

(e) Level III Fair Value Measurement Disclosures

Our non-Agency RMBS, other investment securities, securitized mortgage loans and securitized debt are measured at fair value and are considered to be Level III measurements of fair value.

The following table presents a summary of changes in the fair value of our non-Agency RMBS for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Beginning balance	$1,126,720	$1,374,966	$1,197,226	$1,468,109
Purchases	—	96,312	50,656	183,838
Sales	—	(29,056)	(66,077)	(172,931)
Principal repayments	(56,000)	(66,129)	(112,621)	(119,384)
Total net gains/(losses) included in net income:
Realized gains/(losses), net	—	(254)	1,134	3,823
Unrealized gains/(losses), net	1,327	(11,634)	(8,590)	(10,750)
OTTI recognized	(1,395)	(88)	(1,850)	(1,879)
Discount accretion	9,849	14,148	20,623	27,439

Ending balance	$1,080,501	$1,378,265	$1,080,501	$1,378,265

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

The following table presents a summary of the changes in the fair value of our securitized mortgage loan pools associated with our securitizations for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Beginning balance	$159,301	$183,328	$167,624	$104,438
Mortgage loans securitized	—	—	—	81,093
Principal repayments	(4,447)	(1,816)	(8,823)	(5,512)
Discount accretion and other adjustments	236	(126)	471	(756)
Unrealized gain/(loss) during the period, net	5,751	(1,866)	1,992	702
Loans transferred to REO	(635)	(616)	(1,058)	(1,061)

Ending balance	$160,206	$178,904	$160,206	$178,904

The following table presents a summary of the changes in fair value of our Level III other investment securities for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Beginning balance	$60,887	$39,916	$67,534	$23,833
Purchases	—	22,086	—	39,601
Sales	—	—	(2,900)	—
Principal repayments	(3,087)	(3,046)	(6,412)	(4,552)
Total net gains/(losses) included in net income:
Realized (losses), net	—	—	(26)	—
Unrealized gains/(losses), net	1,328	(591)	416	(808)
OTTI recognized	—	—	(116)	—
Discount accretion	552	525	1,184	816

Ending balance	$59,680	$58,890	$59,680	$58,890

The following table presents a summary of the changes in fair value of our securitized debt for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Beginning balance	$16,531	$30,306	$18,951	$34,176
Principal paid	(3,104)	(3,412)	(5,522)	(7,270)
Unrealized losses, net	(20)	(1,001)	(22)	(1,013)

Ending balance	$13,407	$25,893	$13,407	$25,893

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

(f) Financial Instruments Not Carried at Fair Value

The following table presents the carrying value and estimated fair value of our financial instruments that are not carried at fair value on our consolidated balance sheet, at June 30, 2016 and December 31, 2015:

	June 30, 2016		December 31, 2015
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Investment related receivable (1)	$6,071	$6,071	$2,692	$2,692
Warehouse line receivable (2) (3)	$3,919	$3,919	$10,239	$10,239
Mortgage loans and real estate subject to BFT Contracts under Seller Financing Program (3)	$41,805	$41,805	$34,994	$34,994
Financial liabilities:
Repurchase agreements	$2,269,850	$2,269,821	$2,898,347	$2,898,347
Investment related payable (1)	$1,256	$1,256	$—	$—

(1)	Carrying value approximates fair value due to the short-term nature of the item.
(2)	Carrying value approximates fair value as such investment has a variable interest rate and there has been no material change in the credit-worthiness of the borrower.
(3)	Carrying value approximates fair value based on the assessment that there has been no material change in value or impairment of the associated real estate.

To determine the estimated fair value of our borrowings under repurchase agreements, contractual cash flows from such borrowings are discounted at estimated market interest rates, which rates may be based upon actual transactions executed by us or indicative rates quoted by brokers. The estimated fair values are not necessarily indicative of the amount we would realize on disposition of the financial instruments. Our borrowings under repurchase agreements had a weighted average remaining term to maturity of 38 and 51 days at June 30, 2016 and December 31, 2015, respectively. Adjustments to valuations may be made as deemed appropriate to capture market information at the valuation date. Inputs used to arrive at the fair value of our repurchase agreement borrowings are generally observable and therefore the fair value of our repurchase agreement borrowings are classified as Level II valuations in the fair value hierarchy.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

Note 4 – Residential Mortgage-Backed Securities

(a) RMBS

The following tables present certain information about our RMBS portfolio at June 30, 2016 and December 31, 2015:

	June 30, 2016
	Principal Balance	Premium/ (Discount) and OTTI, Net (1)	Amortized Cost (2)	Estimated Fair Value	Gross Unrealized Gains	Gross Unrealized (Losses)	Weighted Average Coupon
Agency pass-through RMBS - 30-Year Mortgages:
ARMs	$232,315	$16,439	$248,754	$243,929	$—	$(4,825)	2.64%
3.5% coupon	505,139	23,735	528,874	537,330	8,456	—	3.50%
4.0% coupon	531,924	33,759	565,683	575,218	9,552	(17)	4.00%

	1,269,378	73,933	1,343,311	1,356,477	18,008	(4,842)	3.55%

Agency IO (2)	—	—	49,763	41,470	—	(8,293)	2.31%

Total Agency securities	1,269,378	73,933	1,393,074	1,397,947	18,008	(13,135)	4.49%

Non-Agency RMBS	1,268,284	(209,621)	1,058,663	1,080,501	43,122	(21,284)	1.68%

Total RMBS	$2,537,662	$(135,688)	$2,451,737	$2,478,448	$61,130	$(34,419)	3.09%

	December 31, 2015
	Principal Balance	Premium/ (Discount) and OTTI, Net (1)	Amortized Cost (2)	Estimated Fair Value	Gross Unrealized Gains	Gross Unrealized (Losses)	Weighted Average Coupon
Agency pass-through RMBS - 30-Year Mortgages:
ARMs	$272,533	$19,247	$291,780	$289,057	$—	$(2,723)	2.51%
3.5% coupon	511,184	24,295	535,479	527,657	—	(7,822)	3.50%
4.0% coupon	925,929	61,523	987,452	983,536	1,307	(5,223)	4.00%

	1,709,646	105,065	1,814,711	1,800,250	1,307	(15,768)	3.61%

Agency IO (2)	—	—	57,778	57,354	1,175	(1,599)	2.33%

Agency Inverse IO (2)	—	—	6,864	6,752	—	(112)	6.62%

Total Agency securities	1,709,646	105,065	1,879,353	1,864,356	2,482	(17,479)	4.53%

Non-Agency RMBS	1,395,873	(229,075)	1,166,798	1,197,226	47,857	(17,429)	1.67%

Total RMBS	$3,105,519	$(124,010)	$3,046,151	$3,061,582	$50,339	$(34,908)	3.24%

(1)	A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income, and is instead viewed as a credit discount. See Notes 4(e) and 4(h).
(2)	At June 30, 2016 and December 31, 2015, our Agency IO had a notional balance of $515,081 and $564,931, respectively, and our Agency Inverse IO had a notional balance of $38,529 as December 31, 2015.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

(b) Agency Pass-through RMBS

The following tables present certain information about our Agency pass-through RMBS by issuer at June 30, 2016 and December 31, 2015:

	June 30, 2016
	Principal Balance	Unamortized Premium/ (Discount), Net	Amortized Cost	Estimated Fair Value	Gross Unrealized Gains	Gross Unrealized (Losses)
Fannie Mae:
ARMs	$218,650	$15,508	$234,158	$229,551	$—	$(4,607)
3.5% Coupon	91,388	3,907	95,295	97,111	1,816	—
4.0% Coupon	279,477	17,960	297,437	302,013	4,593	(17)

	589,515	37,375	626,890	628,675	6,409	(4,624)

Freddie Mac:
ARMs	13,665	931	14,596	14,378	—	(218)
3.5% Coupon	413,751	19,828	433,579	440,219	6,640	—
4.0% Coupon	252,447	15,799	268,246	273,205	4,959	—

	679,863	36,558	716,421	727,802	11,599	(218)

Total Agency pass-through RMBS	$1,269,378	$73,933	$1,343,311	$1,356,477	$18,008	$(4,842)

	December 31, 2015
	Principal Balance	Unamortized Premium/ (Discount), Net	Amortized Cost	Estimated Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
Fannie Mae:
ARMs	$256,983	$18,188	$275,171	$272,631	$—	$(2,540)
3.5% Coupon	90,310	4,123	94,433	93,429	—	(1,004)
4.0% Coupon	343,887	22,519	366,406	365,238	373	(1,541)

	691,180	44,830	736,010	731,298	373	(5,085)

Freddie Mac:
ARMs	15,550	1,059	16,609	16,426	—	(183)
3.5% Coupon	420,874	20,172	441,046	434,228	—	(6,818)
4.0% Coupon	582,042	39,004	621,046	618,298	934	(3,682)

	1,018,466	60,235	1,078,701	1,068,952	934	(10,683)

Total Agency pass-through RMBS	$1,709,646	$105,065	$1,814,711	$1,800,250	$1,307	$(15,768)

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

(c) Non-Agency RMBS

The following tables present certain information about our non-Agency RMBS by type of underlying mortgage loan collateral type at June 30, 2016 and December 31, 2015:

	June 30, 2016
Underlying Loan Characteristics:	Principal Balance	Unamortized Premium/ (Discount) and OTTI, Net	Amortized Cost	Estimated Fair Value	Gross Unrealized Gains	Gross Unrealized (Losses)
Subprime	$812,460	$(106,424)	$706,036	$726,212	$29,845	$(9,669)
Alt-A	178,810	(43,995)	134,815	141,602	9,304	(2,517)
Option ARMs	277,014	(59,202)	217,812	212,687	3,973	(9,098)

Total Non-Agency RMBS	$1,268,284	$(209,621)	$1,058,663	$1,080,501	$43,122	$(21,284)

	December 31, 2015
Underlying Loan Characteristics:	Principal Balance	Unamortized Premium/ (Discount) and OTTI, Net	Amortized Cost	Estimated Fair Value	Gross Unrealized Gains	Gross Unrealized (Losses)
Subprime	$939,161	$(124,776)	$814,385	$838,128	$33,503	$(9,760)
Alt-A	184,932	(45,194)	139,738	147,709	10,330	(2,359)
Option ARMs	271,780	(59,105)	212,675	211,389	4,024	(5,310)

Total Non-Agency RMBS	$1,395,873	$(229,075)	$1,166,798	$1,197,226	$47,857	$(17,429)

(d) Unrealized Loss Positions on RMBS

The following table presents information about our RMBS that were in an unrealized loss position at June 30, 2016:

	Unrealized Loss Position for Less than 12 Months			Unrealized Loss Position for 12 Months or More
	Fair Value	Unrealized (Losses)	Number of Securities	Fair Value	Unrealized (Losses)	Number of Securities
Agency RMBS	$50,738	$(664)	6	$205,904	$(4,178)	7
Agency IO	29,237	(4,854)	10	12,233	(3,439)	6

Total Agency Securities	79,975	(5,518)	16	218,137	(7,617)	13

Non-Agency RMBS	266,565	(10,094)	58	271,339	(11,190)	72

Total	$346,540	$(15,612)	74	$489,476	$(18,807)	85

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

(e) Interest Income on RMBS

The following tables present components of interest income on our Agency RMBS and non-Agency RMBS for the periods presented:

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
	Coupon Interest	(Premium Amortization)/ Discount Accretion, Net	Interest Income	Coupon Interest	(Premium Amortization)/ Discount Accretion, Net	Interest Income
Agency RMBS	$15,502	$(5,439)	$10,063	$32,457	$(10,172)	$22,285
Non-Agency RMBS	5,391	9,849	15,240	10,972	20,623	31,595

Total	$20,893	$4,410	$25,303	$43,429	$10,451	$53,880

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
	Coupon Interest	(Premium Amortization)/ Discount Accretion, Net	Interest Income	Coupon Interest	(Premium Amortization)/ Discount Accretion, Net	Interest Income
Agency RMBS	$21,500	$(5,670)	$15,830	$44,039	$(11,688)	$32,351
Non-Agency RMBS	5,840	14,148	19,988	11,642	27,439	39,081

Total	$27,340	$8,478	$35,818	$55,681	$15,751	$71,432

(f) Realized and Unrealized Gains and Losses and OTTI on RMBS

The following tables present components of net realized gains/(losses), changes in net unrealized gains/(losses) and OTTI recognized on our RMBS for the periods presented:

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
RMBS Type	Net Realized Gains/(Losses)	Net Unrealized Gains/(Losses)	Other-Than- Temporary- Impairments	Net Realized Gains/(Losses)	Net Unrealized Gains/(Losses)	(Other-Than- Temporary- Impairments)
Agency fixed rate	$486	$9,688	$—	$(140)	$29,729	$—
Agency adjustable rate	(213)	(669)	—	(263)	(2,101)	—
Agency Inverse	—	—	—	—	—	—
Agency IO	—	(2,745)	(3,402)	—	(7,869)	(3,527)
Agency Inverse IO	—	—	—	(136)	112	—
Non-Agency RMBS	—	1,325	(1,396)	1,134	(8,591)	(1,850)

Total	$273	$7,599	$(4,798)	$595	$11,280	$(5,377)

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
RMBS Type	Net Realized Gains/(Losses)	Net Unrealized Gains/(Losses)	Other-Than- Temporary- Impairment	Net Realized Gains/(Losses)	Net Unrealized Gains/(Losses)	(Other-Than- Temporary- Impairment)
Agency fixed rate	$(4,351)	$(30,137)	$—	$(57)	$(16,560)	$—
Agency Inverse	—	(613)	—	43	(758)	—
Agency IO	(15)	1,458	—	(127)	1,839	(173)
Agency Inverse IO	74	199	—	311	568	(612)
Agency adjustable rate	16	(539)	—	15	(825)	—
Non-Agency RMBS	(254)	(11,634)	(88)	3,823	(10,750)	(1,878)

Total	$(4,530)	$(41,266)	$(88)	$4,008	$(26,486)	$(2,663)

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

(g) Contractual Maturities of RMBS

The following table presents the maturities of our RMBS, based on the contractual maturities of the underlying mortgages at June 30, 2016 and December 31, 2015:

Contractual Maturities of RMBS (1)	June 30, 2016	December 31, 2015
10 years or less	$65,932	$112,087
> 10 years and < or equal to 20 years	674,939	667,595
> 20 years and < or equal to 30 years	1,626,790	2,155,087
> 30 years	110,787	126,813

Total	$2,478,448	$3,061,582

(1)	Actual maturities of the securities are affected by the contractual lives of the associated mortgage collateral, periodic payments of principal, prepayments of principal, and the payment priority structure of the security; therefore actual maturities are generally shorter than the stated contractual maturities of the underlying or referenced mortgages.

(h) Non-Agency RMBS Discounts and OTTI

The following tables present the changes in the components of our purchase discount on non-Agency RMBS between purchase discount designated as credit reserve and OTTI versus accretable purchase discount for the periods presented:

	Three Months Ended June 30, 2016		Six Months Ended June 30, 2016
	Discount Designated as Credit Reserve and OTTI (1)	Accretable Discount	Discount Designated as Credit Reserve and OTTI (1)	Accretable Discount
Balance at beginning of period	$(81,354)	$(137,828)	$(81,217)	$(147,989)
Accretion of discount	—	9,828	—	20,574
Realized credit losses	949	—	1,682	—
Purchases	—	—	(2,726)	(6,305)
Sales and other	2	(2)	343	7,687
OTTI recognized in earnings	(1,365)	—	(1,819)	—
Transfers/release of credit reserve	2,081	(2,081)	4,050	(4,050)

Balance at end of period	$(79,687)	$(130,083)	$(79,687)	$(130,083)

(1)	At June 30, 2016, our non-Agency RMBS had gross discounts of $209,770, which included credit discounts of $64,290 and OTTI of $15,397.

The following table presents a roll-forward of the credit loss component of OTTI on our Agency IO and Inverse IO securities for the periods presented:

	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
OTTI at beginning of period	$1,048	$1,008
Additions to OTTI	3,403	3,527
Sale of securities with OTTI	—	(84)

OTTI at end of period	$4,451	$4,451

Note 5 – Securitized Mortgage Loans

In connection with our securitization transactions, we consolidate the associated securitization trusts. As such, we report on our consolidated balance sheet the residential mortgage loans held by the securitization trusts. (See Note 14.)

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

The following table presents a summary of the changes in the carrying value of our securitized mortgage loans for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Beginning balance	$159,301	$183,328	$167,624	$104,438
Securitization of March 2015 Pool	—	—	—	81,093
Principal repayments	(4,447)	(1,816)	(8,823)	(5,512)
Discount accretion and other adjustments	236	(126)	471	(756)
Unrealized gain/(loss) during the period, net	5,751	(1,866)	1,992	702
Loans transferred to REO	(635)	(616)	(1,058)	(1,061)

Ending balance	$160,206	$178,904	$160,206	$178,904

The following table presents certain information about mortgage loans underlying our securitized mortgage loans at June 30, 2016:

Securitized Mortgage Loans	June 30, 2016
Performing (1)	$65,194
Re-performing (1)	106,828
Non-performing (1)	28,118
Purchase discount	(46,121)
Allowance for loan losses (OTTI)	(2,699)
Fair value adjustment	8,886

Total	$160,206

(1)	We consider loans that are no more than 60 days delinquent as “performing,” loans that have had their initial terms modified and are no more than 60 days delinquent as “re-performing” and loans that are more than 60 days past due as “non-performing.”

At June 30, 2016, $5,737 of our securitized mortgage loans were in the process of foreclosure and we held five properties with an estimated fair value of $713 as REO. The following table presents the five largest state concentrations, in the aggregate, for our securitized mortgage loans based on principal balance at June 30, 2016:

Property Location	Principal Balance	Total Concentration
Florida	$35,635	17.8%
California	35,355	17.7
Maryland	16,287	8.1
Texas	12,370	6.2
New Jersey	10,898	5.4
Other states and the District of Columbia	89,594	44.8

Total	$200,139	100.0%

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

Note 6 – Other Investment Securities and Other Investments

(a) Other Investment Securities

The following table presents certain information about our other investment securities portfolio at June 30, 2016 and December 31, 2015:

	Par or Reference Balance	Unamortized Premium/ (Discount) and OTTI, Net	Amortized Cost (1)	Estimated Fair Value	Gross Unrealized Gain	Gross Unrealized Losses	Weighted Average Coupon
	June 30, 2016
Risk Sharing Securities - Freddie Mac	$47,174	$(220)	$46,954	$46,900	$124	$(178)	3.97%
Risk Sharing Securities - Fannie Mae	55,287	(1,240)	54,047	$53,816	308	(539)	4.02
SBC-MBS	69,863	(7,750)	62,113	$59,680	92	(2,525)	0.97

Total	$172,324	$(9,210)	$163,114	$160,396	$524	$(3,242)	2.77%

	December 31, 2015
Risk Sharing Securities - Freddie Mac	$48,526	$(212)	$48,314	$47,232	$189	$(1,271)	3.92%
Risk Sharing Securities - Fannie Mae	55,287	(1,659)	53,628	51,424	—	(2,204)	3.99
SBC-MBS	76,276	(8,811)	67,465	64,607	10	(2,868)	2.40
SBA-IO (2)	—	—	2,918	2,927	9	—	0.95

Total	$180,089	$(10,682)	$172,325	$166,190	$208	$(6,343)	2.63%

(1)	Amortized cost is reduced by unrealized losses that are classified as OTTI, which was $1,853 and $1,523 at June 30, 2016 and December 31, 2015, respectively.
(2)	SBA-IO have no principal balance and bear interest based on a notional balance. At December 31, 2015 our SBA-IO had a notional balance of $27,546; we held no investments in SBA-IO at June 30, 2016.

(b) Income on Other Investment Securities

The following tables present components of interest income on our other investment securities for the periods presented:

	Three Months Ended June 30, 2016				Six Months Ended June 30, 2016
	Coupon Interest	(Premium Amortization)/ Discount Accretion, net	Interest Income	Weighted Average Yield	Coupon Interest	(Premium Amortization)/ Discount Accretion, Net	Interest Income	Weighted Average Yield
Risk Sharing Securities - Freddie Mac	$476	$83	$559	4.70%	$959	$204	$1,163	4.85%
Risk Sharing Securities - Fannie Mae	561	218	779	5.73	1,120	419	1,539	5.72
SBC-MBS	167	552	719	4.52	347	1,177	1,524	4.68
SBA-IO	—	—	—	—	42	8	50	6.99

Total	$1,204	$853	$2,057	4.98%	$2,468	$1,808	$4,276	5.04%

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	Coupon Interest	(Premium Amortization)/ Discount Accretion, net	Interest Income	Weighted Average Yield	Coupon Interest	(Premium Amortization)/ Discount Accretion, Net	Interest Income	Weighted Average Yield
Risk Sharing Securities - Freddie Mac	$376	$118	$494	3.36%	$537	$140	$677	3.45%
Risk Sharing Securities - Fannie Mae	239	78	317	4.61	287	89	376	3.54
SBC-MBS	93	490	583	5.09	161	781	942	5.05

Total	$708	$686	$1,394	4.37%	$985	$1,010	$1,995	4.22%

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

(c) Other Investment Securities – Discounts and OTTI

The following table presents the changes in the components of our purchase discount on other investment securities between purchase discount designated as credit reserve and OTTI versus accretable purchase discount for the periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016		2016
	Discount Designated as Credit Reserve and OTTI	Accretable Discount	Discount Designated as Credit Reserve and OTTI	Accretable Discount
Balance at beginning of period	$(1,113)	$(9,092)	$(672)	$(10,332)
Accretion of discount	—	856	—	1,771
Purchases	—	—	—	—
OTTI recognized	(182)	—	(298)	—
Transfers/release of credit reserve	814	(814)	489	(489)

Balance at end of period	$(481)	$(9,050)	$(481)	$(9,050)

Our SBC-MBS generally include mortgage loans collateralized by a mix of residential multi-family (i.e., properties with five or more units), mixed use residential/commercial, small retail, office building, warehouse and other types of property. In some instances, certain mortgage loans underlying the SBC-MBS that we own may also be additionally secured by a personal guarantee from the primary principal(s) of the related business and/or borrowing entity. As part of underwriting small balance commercial loans, real estate appraisals of the underlying real estate are generally obtained at origination of the mortgage assets underlying the SBC-MBS.

(d) Other Investment Securities Unrealized Losses

The following table presents information about our Other Investment Securities that were in an unrealized loss position at June 30, 2016:

	Unrealized Loss Position for Less than 12 Months			Unrealized Loss Position for 12 Months or More
	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses	Number of Securities
Risk Sharing Securities - Freddie Mac	$12,576	$(113)	2	$7,019	$(65)	4
Risk Sharing Securities - Fannie Mae	7,887	(25)	2	21,936	(514)	1
SBC-MBS	9,670	(157)	3	44,722	(2,368)	4

Total Other Investment Securities	$30,133	$(295)	7	$73,677	$(2,947)	9

(e) Other Investments

Our other investments are comprised of our warehouse line, real estate subject to BFT Contracts, and mortgage loans, all of which are associated with our Seller Financing Program.

BFT Contracts are agreements to finance the purchase of real property in which the seller provides the buyer with financing to purchase the property for an agreed-upon purchase price, and the buyer repays the loan in installments over the ensuing 20 to 30 years, depending on the term of the financing agreement. Pursuant to a BFT Contract, unlike a mortgage loan, the seller retains the legal title to the property, granting the buyer complete use of the property and requiring the buyer to maintain the property and bear the cost of property taxes. Pursuant to a BFT Contract, the seller generally conveys legal title of the property to the buyer when the full purchase price set forth in the contract has been paid, including all interest incurred through the date of final payment. All BFT Contracts purchased by us through June 30, 2016 are designated as “real estate subject to BFT Contracts” which properties, excluding land, are depreciated until such time that the criteria for sale have been met. With respect to payments we receive under BFT Contracts, we record the principal component of the buyer’s monthly payment as a deposit liability and record the interest payments we receive as interest income. In connection with our Seller Financing Program we had $292 and $230 of deposit liabilities included as a component of other liabilities on our consolidated balance sheet at June 30, 2016 and December 31, 2015, respectively.

Our warehouse line receivable is secured by a pledge of substantially all the assets of the third-party borrower that owns the homes, BFT Contracts and mortgage loans during the time they are pledged on the warehouse line.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

The following table presents components of the carrying value of our other investments at June 30, 2016 and December 31, 2015:

	June 30, 2016	December 31, 2015
Warehouse line receivable	$3,919	$10,239
Real estate subject to BFT Contracts, net of accumulated depreciation (1)	31,045	26,525
Mortgage loans purchased through Seller Financing Program	10,760	8,469

Total	$45,724	$45,233

(1)	At June 30, 2016, BFT Contracts had an aggregate principal balance of $31,986 with a weighted average contractual interest rate of 8.17%and BFT Contracts at December 31, 2015 had an aggregate principal balance of $27,140 with a weighted average stated interest rate of 8.20%. Amount is presented net of $941 and $545 of accumulated depreciation at June 30, 2016 and December 31, 2015, respectively.

(f) Income on Other Investments

The following table presents components of income on our other investments for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 31,
	2016	2015	2016	2015
Warehouse line interest	$76	$303	$190	$680
Real estate subject to BFT Contracts	946	367	1,439	644
Mortgage loans purchased through Seller Financing Program	4	114	197	189

Total	$1,026	$784	$1,826	$1,513

Note 7 – Receivables

(a) Interest Receivable

The following table presents our interest receivable by investment category at June 30, 2016 and December 31, 2015:

Investment Category	June 30, 2016	December 31, 2015
Agency RMBS - Fannie Mae (1)	$2,333	$2,697
Agency RMBS - Freddie Mac (1)	2,601	3,834
Agency RMBS - Ginnie Mae (1)	86	110
Non-Agency RMBS	1,146	1,076
Securitized mortgage loans	947	936
Other investment securities	341	262
Other investments	611	934

Total	$8,065	$9,849

(1)	Includes interest income receivable on pass-through, IO, Inverse IO and Inverse Floater securities issued by an Agency, as applicable.

(b) Investment Related Receivables

Investment related receivables at June 30, 2016 and December 31, 2015 were comprised of principal payments on our investment securities that are due from brokers.

Note 8 – Borrowings Under Repurchase Agreements

As of June 30, 2016, we had master repurchase agreements with 24 counterparties and had outstanding borrowings of$2,269,853 with 16 counterparties.

Our repurchase agreements bear interest at a contractually agreed-upon rate and typically have initial terms up to one to three months, but in some cases may have initial terms that are shorter or longer, up to 24 months.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

The following table presents certain characteristics of our repurchase agreements for the periods presented:

	June 30, 2016			December 31, 2015
	Repurchase Agreement Borrowings	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity (days)	Repurchase Agreement Borrowings	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity (days)
Securities Financed:
Agency RMBS	$1,253,520	0.67%	19	$1,719,479	0.49%	15
Non-Agency RMBS (1)	901,219	2.12	59	1,052,231	1.94	101
Other investment securities	115,114	2.14	81	126,637	1.91	116

Total	$2,269,853	1.32%	38	$2,898,347	1.08%	51

(1)	Includes $82,814 and $90,281 of repurchase borrowings collateralized by non-Agency RMBS of $118,443 and $125,125 at June 30, 2016 and December 31, 2015, respectively, that were eliminated from our balance sheet in consolidation with the VIEs associated with securitization transactions. Amounts presented do not reflect associated deferred financing costs.

The following table presents repricing information about our borrowings under repurchase agreements at June 30, 2016 and December 31, 2015:

	June 30, 2016		December 31, 2015
Time Until Interest Rate Reset:	Balance	Weighted Average Interest Rate	Balance	Weighted Average Interest Rate
Within 30 days	$1,942,822	1.29%	$2,422,224	1.00%
Over 30 days to 60 days	319,918	1.49	403,226	1.38
Over 60 days to 90 days	—	—	32,552	2.05
Over 90 days to 120 days	—	—	38,956	1.89
Over 120 days to 360 days	7,113	2.45	1,389	2.00

Total	$2,269,853	1.32%	$2,898,347	1.08%

The following table presents the contractual maturity of our repurchase agreements at June 30, 2016 and December 31, 2015:

	June 30, 2016		December 31, 2015
Time Until Contractual Maturity:	Balance	Weighted Average Interest Rate	Balance	Weighted Average Interest Rate
Within 30 days	$1,624,594	1.08%	$2,165,418	0.88%
Over 30 days to 60 days	319,918	1.49	288,487	0.88
Over 60 days to 90 days	50,201	2.95	90,220	2.61
Over 90 days to 120 days	—	—	38,956	1.89
Over 120 days to 360 days	275,140	2.21	315,266	2.06

Total	$2,269,853	1.32%	$2,898,347	1.08%

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

Note 9 – Collateral Positions

(a) Collateral Pledged and Collateral Held

The following table presents the fair value of our collateral positions, reflecting assets pledged and collateral we held, with respect to our borrowings under repurchase agreements, derivatives and clearing margin account at June 30, 2016 and December 31, 2015:

	June 30, 2016		December 31, 2015
	Assets Pledged as Collateral	Collateral Held	Assets Pledged as Collateral	Collateral Held
Derivatives:
Restricted cash/cash (1)	$9,605	$—	$21,921	$280

Repurchase agreement borrowings:
Agency RMBS	1,312,753	—	1,769,351	—
Non-Agency RMBS (2)	1,171,200	—	1,333,337	—
Other investment securities	155,904	—	163,263	—
Mortgage loans	—		—
Restricted cash	14,658	—	61,772	—

	2,654,515	—	3,327,723	—

Clearing margin:
Agency RMBS	3,383	—	3,522	—

Total	$2,667,503	$—	$3,353,166	$280

(1)	Cash pledged as collateral is reported as “Restricted cash” on our consolidated balance sheet. Cash held by us as collateral is unrestricted in use and therefore is included with “Cash and cash equivalents” with a corresponding liability, “Obligation to return cash held as collateral” on our consolidated balance sheet.
(2)	Includes non-Agency RMBS of $118,443 and $125,125 at June 30, 2016 and December 31, 2015, respectively, that were eliminated from our balance sheet in consolidation with the VIEs associated with our securitizations. Our securitized mortgage loans collateralize the securities we have pledged as collateral.

(b) Collateral Pledged Components

The following tables present our collateral positions, reflecting assets pledged with respect to our borrowings under repurchase agreements, derivatives and clearing margin account at June 30, 2016 and December 31, 2015:

	June 30, 2016
	Assets Pledged at Fair Value	Amortized Cost	Accrued Interest	Fair Value of Assets Pledged and Accrued Interest
Assets pledged for borrowings under repurchase agreements:
Agency RMBS	$1,312,753	$1,306,153	$3,664	$1,316,417
Non-Agency RMBS (1)	1,171,200	1,156,816	1,718	1,172,918
Other investment securities	155,904	158,542	338	156,242
Cash	14,658	—	—	14,658

	2,654,515	2,621,511	5,720	2,660,235

Cash pledged for derivatives contracts	9,605	—	—	9,605
Agency RMBS pledged for clearing margin	3,383	3,280	10	3,393

Total	$2,667,503	$2,624,791	$5,730	$2,673,233

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

	December 31, 2015
	Assets Pledged- Fair Value	Amortized Cost	Accrued Interest	Fair Value of Assets Pledged and Accrued Interest
Assets pledged for borrowings under repurchase agreements:
Agency RMBS	$1,769,351	$1,784,557	$5,081	$1,774,432
Non-Agency RMBS (2)	1,333,337	1,301,167	1,479	1,334,816
Other investment securities	163,263	169,409	251	163,514
Cash	61,772	—	—	61,772

	3,327,723	3,255,133	6,811	3,334,534

Cash pledged for derivative contracts	21,921	—	—	21,921
Agency RMBS pledged for clearing margin	3,522	3,657	12	3,534

Total	$3,353,166	$3,258,790	$6,823	$3,359,989

(1)	Includes a non-Agency RMBS with a fair value of $118,443, an amortized cost of $122,357 and the associated interest receivable of $579, all of which were eliminated in consolidation with VIEs at June 30, 2016.
(2)	Includes non-Agency RMBS with a fair value of $125,125, an amortized cost of $123,552 and the associated interest receivable of $599, all of which were eliminated in consolidation with VIEs at December 31, 2015.

We consolidate the securitization trusts associated with our securitizations, each of which is a VIE, that were created to facilitate our securitization transactions. As part of the February 2013 Securitization, the most senior security created was sold to a third-party investor and as such, when we consolidate this securitization trust, this senior security is presented on our consolidated balance sheet as “Non-recourse securitized debt, at fair value.” Our securitized mortgage loans are restricted in that they can only be used to fulfill the obligations of their associated securitization trust. (See Note 14.)

A reduction in the value of pledged assets may result in the repurchase agreement counterparty initiating a margin call. If a margin call is made, we are required to provide additional collateral or repay a portion of the borrowing. Certain repurchase agreements, Swaps and other financial instruments are subject to financial covenants, which if breached could cause an event of default or early termination event to occur under such agreements. If an event of default or trigger of an early termination event occurs pursuant to one of these agreements, the counterparty to such agreement may have the option to terminate all of its outstanding agreements with us and, if applicable, any close-out amount due to the counterparty upon termination of such agreements would be immediately payable by us. Through June 30, 2016, we remained in compliance with all of our financial covenants. (See Notes 9 and 10.)

Note 10 – Offsetting Assets and Liabilities

All balances associated with the repurchase agreements and derivatives transactions are presented on a gross basis in our consolidated balance sheets. Certain of our repurchase agreements and derivative transactions are governed by underlying agreements that generally provide for a right of set-off in the event of default or in the event of a bankruptcy of either party to the transaction. We do not generally take delivery of or deliver securities pursuant to our TBA Contracts; rather we settle the associated receivable/payable with our trading counterparty on a net basis. Transactions with the same counterparty for the same TBA Contract that results in a reduction or elimination of the position are treated as extinguished.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

The following tables present information about certain assets and liabilities that are subject to master netting arrangements (or similar agreements) and can potentially be offset on our consolidated balance sheet at June 30, 2016 and December 31, 2015:

Offsetting of Financial Assets and Derivative Assets
				Gross Amounts Not Offset in the Consolidated Balance Sheet
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Consolidated Balance Sheet	Net Amounts of Assets Presented in the Consolidated Balance Sheet	Financial Instruments (1)	Cash Collateral Received	Net Amount
June 30, 2016
Swaps and Swaptions, at fair value	$—	$—	$—	$—	$—	$—
Long TBA Contracts, at fair value	—	—	—	—		—

Total	$—	$—	$—	$—	$—	$—

December 31, 2015
Swaps and Swaptions, at fair value	$4,347	$—	$4,347	$(3,577)	$(280)	$490
Long TBA Contracts, at fair value	—	—	—	—	—	—

Total	$4,347	$—	$4,347	$(3,577)	$(280)	$490

Offsetting of Financial Liabilities and Derivative Liabilities
				Gross Amounts Not Offset in the Consolidated Balance Sheet
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Consolidated Balance Sheet	Net Amounts of Liabilities Presented in the Consolidated Balance Sheet	Financial Instruments (2) (3)	Cash Collateral Pledged (2) (4)	Net Amount
June 30, 2016
Swaps and Swaptions, at fair value	$1,274	$—	$1,274	$—	$(1,660)	$(386)
Short TBA Contracts, at fair value	7,268	—	7,268	—	(7,945)	(677)
Repurchase agreements (5)	2,269,853	—	2,269,853	(2,269,853)	(14,658)	(14,658)

Total	$2,278,395	$—	$2,278,395	$(2,269,853)	$(24,263)	$(15,721)

December 31, 2015
Swaps and Swaptions, at fair value	$13,618	$—	$13,618	$(3,577)	$(10,041)	$—
Long TBA Contracts, at fair value	195	—	195	—	74	269
Repurchase agreements (5)	2,898,347	—	2,898,347	(2,898,347)	—	—

Total	$2,912,160	$—	$2,912,160	$(2,901,924)	$(9,967)	$269

(1)	Amounts represent derivative instruments in an asset position which could potentially be offset against interest rate derivatives in a liability position at June 30, 2016 and December 31, 2015, subject to a netting arrangement.
(2)	Amounts represent collateral pledged that is available to be offset against liability balances associated with repurchase agreements, and interest rate derivatives.
(3)	The fair value of securities pledged against our borrowings under repurchase agreements was $2,639,857 and $2,877,663 at June 30, 2016 and December 31, 2015, respectively. The amounts pledged include $118,443 and $125,125 of RMBS that are not included in our consolidated balance sheet at June 30, 2016 and December 31, 2015, respectively, as such securities were eliminated in consolidation with VIEs.
(4)	Total cash pledged against our derivative instruments was $9,605 and $21,921 at June 30, 2016 and December 31, 2015, respectively. Total cash collateral pledged against our borrowings under repurchase agreements was $14,658 and $61,772 at June 30, 2016 and December 31, 2015, respectively.
(5)	Amount does not include deferred financing costs.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

Note 11 – Derivative Instruments

We enter into derivative contracts, which through June 30, 2016 have from time to time been comprised of Swaps, Swaptions, and TBA Contracts. We use derivative instruments to manage interest rate risk and, as such, view them as economic hedges. We have not elected hedge accounting under GAAP for any of our derivative instruments and, as a result, the fair value adjustments on such instruments are recorded in earnings. The fair value adjustments for our derivatives, along with the related interest income, interest expense and gains/(losses) on termination of such instruments, are reported as “Realized and unrealized gain/(loss) on derivative instruments, net” on our consolidated statements of operations.

(a) Derivative Instruments Summary

Information with respect to our derivative instruments as presented on our consolidated balance sheets at June 30, 2016 and December 31, 2015 was as follows:

	June 30, 2016		December 31, 2015
	Notional Amount	Estimated Fair Value	Notional Amount	Estimated Fair Value
Swaps - assets	$—	$—	$693,000	$3,103
Swaptions - assets	—	—	875,000	1,244
Swaps - (liabilities)	42,000	(1,274)	994,000	(10,237)
Swaptions - (liabilities)	—	—	300,000	(3,381)
Long TBA Contracts - assets	—	—	100,000	(195)
Short TBA Contracts - (liabilities)	868,000	(7,268)	—	—

Total	$910,000	$(8,542)	$2,962,000	$(9,466)

(b) Swaps

The variable amount of interest that we receive from our Swap counterparties is typically based on three-month LIBOR. The following table summarizes the average fixed-pay rate and average maturity for our Swaps as of June 30, 2016 and December 31, 2015:

	June 30, 2016			December 31, 2015
Term to Maturity	Notional Amount	Weighted Average Fixed-Pay Rate	Weighted Average Maturity (Years)	Notional Amount	Weighted Average Fixed-Pay Rate	Weighted Average Maturity (Years)
Less than one year	$—	—%	—	110,000	1.38%	0.8
More than one year up to and including three years	14,000	1.04	1.7	999,000	1.02	1.6
More than three years up to and including five years	14,000	1.51	3.7	64,000	2.28	4.5
More than five years	14,000	2.05	6.7	514,000	2.11	7.2

Total	$42,000	1.53%	4.0	$1,687,000	1.43%	3.4

(c) Swaptions

We terminated all Swaptions during the three months ended June 30, 2016 and, as a result, had no remaining Swaptions at June 30, 2016.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

(d) Gains/(Losses) on Derivatives

The following table summarizes the amounts recognized on our consolidated statements of operations related to our derivative instruments for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
Character of Gain/(Loss) on Derivative Instruments	2016	2015	2016	2015
Net interest payments/accruals on Swaps (1)	$(807)	$(4,920)	$(3,361)	$(9,884)
Losses on the termination of Swaps, net (1)	(5,871)	—	(24,797)	—
Losses on terminations and expirations of Swaptions, net (1)	(12,100)	(6,170)	(18,126)	(10,032)
Gain/(losses) on settlement of TBA Contracts, net (1)	(600)	—	1,064	(1,977)
Change in fair value of Swaps (2)	6,493	14,769	5,859	(707)
Change in fair value of Swaptions, net (2)	12,661	8,879	10,090	9,181
Change in fair value of TBA Contracts (2)	(7,646)	(95)	(7,073)	(639)

Total	$(7,870)	$12,463	$(36,344)	$(14,058)

Note: Each of the items presented is included as a component of “Realized and unrealized gain/(loss) on derivative instruments, net” on our consolidated statements of operations for the periods presented.

(1)	Amounts are realized.
(2)	Amounts are unrealized and reflect the net change in fair value.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

(e) Derivative Activity

The following table provides information with respect to our use of derivative instruments during the periods presented:

	Three Months Ended June 30, 2016
	Short TBA Contracts	Long TBA Contracts	Swaps	Swaption Purchase Contracts	Swaption Sale Contracts
Beginning Notional Balance	$—	$100,000	$1,287,000	$425,000	$300,000
Notional amount of contracts entered	(1,118,000)	—	—	—	—
Notional amount of contracts terminated	250,000	(100,000)	(1,245,000)	(425,000)	(300,000)

Ending Notional Balance	$(868,000)	$—	$42,000	$—	$—

	Three Months Ended June 30, 2015
	Short TBA Contracts	Long TBA Contracts	Swaps	Swaption Purchase Contracts	Swaption Sale Contracts
Beginning Notional Balance	$—	$—	$1,687,000	$1,425,000	$—
Notional amount of contracts entered	(200,000)	—	—	200,000	—
Notional amount of contracts terminated	—	—	—	(560,000)	—

Ending Notional Balance	$(200,000)	$—	$1,687,000	$1,065,000	$—

	Six Months Ended June 30, 2016
	Short TBA Contracts	Long TBA Contracts	Swaps	Swaption Purchase Contracts	Swaption Sale Contracts
Beginning Notional Balance	$—	$100,000	$1,687,000	$875,000	$300,000
Notional amount of contracts entered	(1,118,000)	—	—	—	—
Notional amount of contracts terminated	250,000	(100,000)	(1,645,000)	(875,000)	(300,000)

Ending Notional Balance	$(868,000)	$—	$42,000	$—	$—

	Six Months Ended June 30, 2015
	Short TBA Contracts	Long TBA Contracts	Swaps	Swaption Purchase Contracts	Swaption Sale Contracts
Beginning Notional Balance	$—	$100,000	$1,687,000	$1,250,000	$—
Notional amount of contracts entered	(200,000)	500,000	—	650,000	—
Notional amount of contracts terminated	—	(600,000)	—	(835,000)	—

Ending Notional Balance	$(200,000)	$—	$1,687,000	$1,065,000	$—

(f) Financial Covenants

Our agreements with certain of our derivative counterparties contain financial covenants; through June 30, 2016 we were in compliance with the terms of all such covenants. We have minimum collateral posting thresholds with certain of our derivative counterparties, for which we typically pledge cash. (See Notes 9, 10 and 11.) If we breach any of these financial covenants, we could be required to settle our obligations under our derivative contracts at their termination value. At June 30, 2016, the estimated termination value of our derivative contracts was $8,580, which reflects the estimated fair value of such derivatives, plus net accrued interest payable.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

Note 12 – Interest Payable

The following table presents the components of our interest payable at June 30, 2016 and December 31, 2015:

	June 30, 2016	December 31, 2015
Repurchase borrowings collateralized by Agency RMBS	$656	$1,687
Repurchase borrowings collateralized by non-Agency RMBS (1)	1,460	4,268
Repurchase borrowings collateralized by other investment securities	161	350
Securitized debt	45	63
Swaps	37	2,770

Total	$2,359	$9,138

(1)	Includes $136 and $125 of interest payable on repurchase borrowings collateralized by non-Agency RMBS issued by consolidated VIEs at June 30, 2016 and December 31, 2015, respectively, which securities were eliminated from our balance sheet in consolidation.

Note 13 – Commitments and Contingencies

(a) Management Agreement – Related Party Transactions

In connection with our initial public offering in July 2011, we entered into a management agreement with our Manager (or, Management Agreement), which describes the services to be provided for us by our Manager and compensation for such services. Our Manager is responsible for managing our day-to-day operations, subject to the direction and oversight of our board of directors (or, the Board).

Pursuant to the terms of the Management Agreement, our Manager is paid a management fee equal to 1.5% per annum of adjusted stockholders’ equity (as defined in the Management Agreement), calculated and payable quarterly in arrears.

The term of our Management Agreement currently runs through July 27, 2017. Absent certain action by the independent directors of the Board, as described below, the Management Agreement will automatically renew on each anniversary for a one year term. The Management Agreement may be terminated upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance by our Manager that is materially detrimental to us; or (2) a determination that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a termination based on unfair fees by accepting a mutually acceptable reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager must be provided with written notice of any such termination at least 180 days prior to the expiration of the then existing term and will be paid a termination fee equal to three times the sum of the average annual management fee during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. (See Note 13(a), 13(c) and 18 below.)

We incurred management fees of $2,493 and $2,895 for the three months ended June 30, 2016 and 2015. In addition to the management fee, we are responsible for reimbursing our Manager for certain expenses paid by our Manager on behalf of us and for certain services provided by our Manager to us. Expenses incurred by our Manager and reimbursed by us are typically included in our general and administrative expense on the consolidated statement of operations, or may be reflected on the consolidated balance sheet and associated consolidated statement of changes in stockholders’ equity, based on the nature of the item. Included in “Payable to related party” on our consolidated balance sheet at June 30, 2016 and December 31, 2015, was $2,493 and $5,388, respectively, for management fees payable to our Manager, with the remainder of such payable reflecting reimbursements due to Apollo for our general and administrative expenses paid or incurred by them on our behalf.

(b) Representations and Warranties in Connection with Securitization

In connection with our February 2013 Securitization, we have the obligation under certain circumstances to repurchase assets from the VIE upon breach of certain representations and warranties. In February 2014, the substantial majority of these obligations expired, with only the representations and warranties surviving such obligations, which may expose us to losses, being that the loans transferred to the VIE are qualified mortgages under Section 860G(a)(3) of the Internal Revenue Code. Through June 30, 2016, no repurchase claims had been made against us, and we do not believe that the amount of any future potential liability with respect to such item (the maximum of which would be the current unpaid principal balance of any such loan plus accrued interest, unreimbursed advances and any expenses) is material to us. Through June 30, 2016, we had no reserve established for repurchases of loans and were not aware of any repurchase claims that would require the establishment of such a reserve. (See Note 14.)

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

(c) Merger Agreement

Contingent Fees

See Note 18 for information with respect to certain contingent fees associated with the Merger Agreement.

Pending Litigation

After the announcement of the execution of the Merger Agreement, two putative class action lawsuits challenging the proposed First Merger (as defined in the Merger Agreement), captioned Aivasian v. Apollo Residential Mortgage, Inc., et al., No. 24-C-16-001532 and Wiener v. Apollo Residential Mortgage, Inc., et al., No. 24-C-16-001837, were filed in the Circuit Court for Baltimore City (or, the Court). A putative class and derivative lawsuit was later filed in the Court captioned Crago v. Apollo Residential Mortgage, Inc., No. 24-C-16-002610. Following a hearing on May 6, 2016, the Court entered orders among other things, consolidating the three actions under the caption In Re Apollo Residential Mortgage, Inc. Shareholder Litigation, Case No.: 24-C-16-002610. The plaintiffs have designated the Crago complaint as the operative complaint. The operative complaint includes both direct and derivative claims, names as defendants the Company, the Board, Apollo Commercial Real Estate Finance, Inc. (or, ARI), Arrow Merger Sub, Inc. (or, Merger Sub), Apollo and Athene Holdings LTD. (or, Athene) and alleges, among other things, that the members of the Board breached their fiduciary duties to the Company’s stockholders and that the other corporate defendants aided and abetted such fiduciary breaches. The operative complaint further alleges, among other things, that the proposed First Merger involves inadequate consideration, was the result of an inadequate and conflicted sales process, and includes unreasonable deal protection devices that purportedly preclude competing offers. It also alleges that the transactions with Athene are unfair and that the registration statement on Form S-4 filed with the SEC on April 6, 2016 contains materially misleading disclosures and omits certain material information. The operative complaint seeks, among other things, certification of the proposed class, declaratory relief, preliminary and permanent injunctive relief, including enjoining or rescinding the First Merger, unspecified damages, and an award of other unspecified attorneys’ and other fees and costs. On May 6, 2016, counsel for the plaintiffs filed with the Court a stipulation seeking the appointment of interim co-lead counsel, which stipulation was approved by the Court on June 9, 2016. The defendants believe that the claims asserted in the complaints are without merit and intend to vigorously defend the lawsuits.

Note 14 – Use of Special Purpose Entities and Variable Interest Entities

Special purpose entities (or, SPEs) are entities designed to fulfill a specific limited need of the entity that organizes it. SPEs are often used to facilitate transactions that involve securitizing financial assets. The objective of such transactions may include obtaining non-recourse financing, obtaining liquidity or refinancing the underlying securitized financial assets on more favorable terms than available on such assets on an unsecuritized basis. Securitization involves transferring assets to an SPE to convert all or a portion of those assets into cash before they would have been realized in the normal course of business, through the SPE’s issuance of debt or equity instruments. Investors in an SPE usually have recourse only to the assets in the SPE and, depending on the overall structure of the transaction, may benefit from various forms of credit enhancement, such as over-collateralization in the form of excess assets in the SPE, priority with respect to receipt of cash flows relative to holders of other debt or equity instruments issued by the SPE, or a line of credit or other form of liquidity agreement that is designed with the objective of ensuring that investors receive principal and/or interest cash flow on the investment in accordance with the terms of their investment agreement.

(a) Securitization Transactions

Through June 30, 2016, we had completed two securitization transactions. We consolidate the trusts, as VIEs, that were created to facilitate the transactions and to which the underlying assets in connection with the securitizations were transferred. (See Note 2(o) for a discussion of the accounting policies applied to the consolidation of VIEs and transfers of financial assets in connection with securitization transactions.)

As of June 30, 2016 and December 31, 2015, the aggregate fair value of securitized mortgage loans underlying our securitizations was $160,206 and $167,624, respectively, and are included in “Securitized mortgage loans (transferred to consolidated variable interest entities), at fair value,” on our consolidated balance sheet.

The mortgage loans in our securitizations are comprised of performing, re-performing and non-performing mortgage loans with characteristics similar to the mortgage loans underlying our non-Agency RMBS.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

The following table summarizes the key details of our securitization transactions as of June 30, 2016:

	March 2015 Securitization	February 2013 Securitization	Total
Name of securitization trust consolidated as a VIE	AMST 2015-1	AMST 2013-1
Principal value of mortgage loans sold into the securitization trust	$90,802	$155,001	$245,803
Current principal value of mortgage loans in securitization trust	$80,938	$119,201	$200,139
Face amount of senior security issued by the VIE and sold to a third-party investor	$—	$50,375	$50,375
Outstanding balance of senior security at June 30, 2016 (1)	$72,598	$13,382	$85,980
Year of final contractual maturity of senior debt	2058	2047
Face/Par value of certificates received by us (2)	$82,287	$104,426	$186,713
Cash received upon sale of the senior security sold to third-party investor	$—	$50,375	$50,375
Gross securitization expenses incurred	$174	$829	$1,003
Stated interest rate for senior security issued	5.75%	4.00%

(1)	With respect to the March 2015 Securitization, amount reflects 100% of the single security issued, which we retained. The stated rate is presented for informational purposes only, as such certificate is eliminated in consolidation with the associated trust.
(2)	With respect to our February 2013 Securitization, the certificates we received are subordinate to and provide credit support for the sequential senior security sold to a third-party investor. While the RMBS that we retained in connection with February 2013 Securitization do not appear on our balance sheet, as they are eliminated in consolidation with the VIE/securitization trust, we legally own such securities and we, as legally permitted, pledge such securities as collateral against associated borrowings under repurchase agreements.

(b) Consolidation Assessment

On a quarterly basis, we complete an analysis to determine whether the VIEs associated with our securitizations should be consolidated by us. As part of this analysis, we consider our involvement in the creation of the VIE, including the design and purpose of the VIE and whether our involvement reflects a controlling financial interest that results in us being deemed the primary beneficiary of the VIE. In determining whether we would be considered the primary beneficiary, we consider: (i) whether we have both the power to direct the activities that most significantly impact the economic performance of the VIE; and (ii) whether we have a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE. Based on our evaluation of these factors, including our involvement in the design of the VIE, we determined that we were required to consolidate the VIE created to facilitate the March 2015 Securitization and February 2013 Securitization for each reporting period from inception through June 30, 2016.

(c) Activities of Securitization Trusts

The securitization trusts receive principal and interest on the underlying mortgage loans and distribute those payments to the certificate holders. The assets and other instruments held by the securitization trusts are restricted in that they can only be used to fulfill the obligations of their respective securitization trust. The risks associated with our involvement with the VIEs are limited to the risks and rights as a certificate holder of the securities we retained.

The activities of the securitization trusts are substantially set forth in the securitization transaction documents, primarily the mortgage loan trust agreements, the trust agreements, the indenture and the securitization servicing agreements (or collectively, the Securitization Agreements). Neither the trusts nor any other entity may sell or replace any assets of the trust except in connection with: (i) certain loan defects or breaches of certain representations and warranties which have a material adverse effect on the value of the related assets; (ii) loan defaults; (iii) certain trust events of default or (iv) an optional termination of the trust, each as specifically permitted under the Securitization Agreements.

(d) Securitized Debt

We consolidate the underlying trust associated with our February 2013 Securitization. As a result, the senior security that was sold to a third-party investor is presented on our consolidated balance sheet as “Non-recourse securitized debt, at fair value” and the residential mortgage loans held by the trust that collateralize the securities issued by the trust are included as a component of “Securitized mortgage loans (transferred to consolidated variable interest entities), at fair value” on our consolidated balance sheet. The third-party beneficial interest holders in the VIE have no recourse against us, except that we may have an obligation to repurchase assets from the VIE in the event that we breach certain representations and warranties in relation to the mortgage loans sold to the VIE. Other than the foregoing, we have no obligation to provide, nor have we provided, any other explicit or implicit support to this or any other VIE that we consolidate.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

Our securitized debt is carried at fair value, which is based on the fair value of the senior security held by third parties. The following table presents the estimated principal repayment schedule of the par value of the securitized debt at June 30, 2016, based on expected cash flows of the securitized residential mortgage loans, as adjusted for projected losses on such loans.

Estimated Maturity	June 30, 2016
One year or less	$9,913
More than one year, up to and including three years	3,469

Total	$13,382

Repayment of our securitized debt will be dependent upon the cash flows generated by the mortgage loans in the February 2013 Securitization trust that collateralize such debt. The actual cash flows from the securitized mortgage loans are comprised of coupon interest, scheduled principal payments, prepayments and liquidations of the underlying mortgage loans. The actual term of the securitized debt may differ significantly from our estimate given that actual interest collections, mortgage prepayments and/or losses on liquidation of mortgages may differ significantly from those expected. (See Note 5 for more information about the mortgage loans collateralizing our securitized debt.)

(e) VIEs - Impact on the Consolidated Financial Statements

The following table reflects the assets and liabilities recorded in our consolidated balance sheet related to our consolidated VIEs as of the dates presented:

	June 30, 2016	December 31, 2015
Assets:
Securitized mortgage loans, at fair value	$160,206	$167,624
Interest receivable	$947	$936
Other assets	$838	$220
Liabilities:
Non-recourse securitized debt, at fair value	$13,407	$18,951
Accrued interest payable	$45	$63

The following table reflects the income and expense amounts recorded in our consolidated statements of operations related to our consolidated VIEs for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Interest income - securitized mortgage loans	$3,231	$3,623	$6,496	$5,790
Interest expense - securitized debt	$(197)	$(333)	$(447)	$(699)
Unrealized gain/(loss) on securitized mortgage loans, net	$5,751	$(1,896)	$1,992	$466
Unrealized gain on securitized debt	$20	$1,001	$22	$1,014
Other, net	$(97)	$—	$(246)	$—
General and administrative expenses	$(338)	$—	$(404)	$—

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

The following table reflects the amounts included on our consolidated statements of cash flows related to our consolidated VIEs for the periods presented:

	Six Months Ended June 30,
	2016	2015
Cash Flows from Operating Activities:
Net income	$7,413	$6,557
Reversal of discount accretion/(discount accretion), net	$(471)	$214
Amortization of deferred financing costs	$134	$163
Unrealized gain on securitized mortgage loans, net	$(1,992)	$(466)
Unrealized (gain) on securitized debt	$(22)	$(1,014)
Realized loss on real estate owned, net	$310	$133
Changes in operating assets and liabilities:
(Increase) in accrued interest receivable, less purchased interest	$(11)	$(287)
(Decrease) in accrued interest payable	$(18)	$(24)
Cash Flows from Investing Activities:
(Purchase) of mortgage loans, simultaneously securitized	$—	$(67,357)
Proceeds from sales of real estate owned	$255	$351
Principal payments received on securitized mortgage loans	$8,823	$5,512
Cash Flows from Financing Activities:
Principal (payments) on securitized debt	$(5,522)	$(7,269)

Note 15 – Equity Award Plan

On July 21, 2011, the Board approved the Apollo Residential Mortgage, Inc. 2011 Equity Incentive Plan (or, LTIP). The LTIP provides for grants of restricted common stock, RSUs and other equity-based awards up to an aggregate of 5% of the issued and outstanding shares of our common stock (on a fully diluted basis). The LTIP is administered by the compensation committee of the Board, which also must approve grants made under the LTIP. At June 30, 2016, 1,183,081 awards were available for grant under the LTIP.

The following table presents expenses related to our equity-based compensation awards for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Restricted Common Stock	$71	$105	$130	$211
RSUs	123	198	172	586

Total	$194	$303	$302	$797

At June 30, 2016, we had estimated unrecognized compensation expense of $1,898 and $498 related to RSUs and restricted common stock, respectively. The unrecognized compensation expense at June 30, 2016 is expected to be recognized over a weighted average period of twelve months, which does not include awards that have performance based vesting requirements. However, pursuant to the Merger Agreement, all outstanding unvested RSUs and restricted stock awards will vest upon consummation of the pending Merger. As of June 30, 2016, we had an expected average forfeiture rate of 0% with respect to restricted common stock and 5% with respect to RSUs.

Through June 30, 2016, we had not settled any RSUs in cash. However, the LTIP provides that we may allow RSU recipients to elect to settle their tax liabilities with a reduction of their share delivery from the originally granted and vested RSUs, which is referred to herein as “net share settlement.” Net share settlement results in us making a cash payment to an affiliate of our Manager related to this tax liability and a corresponding adjustment to additional paid-in-capital.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

The following table presents information about our equity awards for the periods presented:

	Three Months Ended June 30,			Six Months Ended June 30,
	2016		2015	2016		2015
	Number of Awards (1)	Weighted Average Grant Date Fair Value (1)	Number of Awards (1)	Number of Awards (1)	Weighted Average Grant Date Fair Value (1)	Number of Awards (1)
RSUs outstanding at beginning of period	196,920	$14.29	291,777	148,549	$15.88	292,088
RSUs granted (2)	—	—	—	91,427	12.53
RSUs canceled upon delivery of common stock (3)	(1,000)	22.22	(5,000)	(44,056)	16.16	(5,000)
RSUs canceled or forfeited	(208)	16.02	(2,289)	(208)	16.02	(2,600)

RSUs outstanding at end of period	195,712	$14.25	284,488	195,712	$14.25	284,488

Vested RSUs at end of period	23,443	$15.12	98,916	23,443	$15.12	98,916
Unvested RSUs at end of period	172,269	$14.13	185,572	172,269	$14.13	185,572
Unvested restricted common stock awards outstanding at beginning of period	28,008	$17.54	41,980	30,120	$16.31	43,992
Restricted common stock granted	11,276	13.30	9,332	11,276	13.30	9,332
Restricted common stock vested	(2,108)	17.80	(2,008)	(4,220)	17.79	(4,020)

Unvested restricted common stock awards outstanding at end of period	37,176	$15.23	49,304	37,176	$15.23	49,304

(1)	Amounts are not in thousands.
(2)	On March 17, 2016, 91,427 RSUs were granted in connection with the Merger, which will fully vest only upon the achievement of certain conditions.
(3)	Includes amounts deemed issued in connection with payment of grantee’s tax liability.

Note 16 – Stockholders’ Equity

(a) Common Stock Dividends

The following table presents cash dividends declared by the Board on our common stock from January 1, 2015 through June 30, 2016:

Declaration Date	Record Date	Payment Date	Dividend Per Share
June 17, 2016	June 30, 2016	July 29, 2016	$0.48
March 17, 2016	March 31, 2016	April 29, 2016	$0.48
December 17, 2015	December 31, 2015	January 29, 2015	$0.48
September 17, 2015	September 30, 2015	October 30, 2015	$0.48
June 17, 2015	June 30, 2015	July 31, 2015	$0.48
March 19, 2015	March 31, 2015	April 30, 2015	$0.48

(b) Preferred Stock

At June 30, 2016 and December 31, 2015, we had outstanding 6,900,000 shares of 8.0% Series A Cumulative Redeemable Perpetual Preferred Stock (or, Preferred Stock) with a liquidation preference of $25.00 per share and a par value $0.01 per share. Holders of our Preferred Stock are entitled to receive dividends at an annual rate of 8.0% of the liquidation preference of $25.00 per share, or $2.00 per share per annum. These dividends are cumulative and payable quarterly in arrears. Generally, we may not redeem the Preferred Stock until September 20, 2017, except under certain limited circumstances intended to preserve our qualification as a REIT and upon the occurrence of a change in control as defined in the final prospectus supplement related to the Preferred Stock filed with the SEC on September 17, 2012. After September 20, 2017, we may, at our option, redeem the shares at a redemption price of $25.00, plus any accrued unpaid distribution through the date of the redemption. Based upon the characteristics of the Preferred Stock, such instruments are characterized as equity instruments.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

The Preferred Stock generally has no voting rights. However, if dividends on the Preferred Stock are in arrears for six quarterly dividend periods, whether or not consecutive, the holders of the Preferred Stock (voting together as a single class with the holders of any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors to the Board until we pay (or declare and set aside for payment) all dividends that are then in arrears. In addition, the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of outstanding shares of Preferred Stock (voting together as a single class with the holders of any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) is required for us to authorize, create or increase the number of any class or series of senior equity securities or to amend our charter (including the Articles Supplementary designating the Preferred Stock, or the Articles Supplementary) in a manner that materially and adversely affects the rights of the Preferred Stock.

(c) Direct Stock Purchase and Dividend Reinvestment Plan

On November 25, 2015, we filed a shelf registration statement on Form S-3 with the SEC under the Securities Act of 1933 (or, the Securities Act), for the purpose of registering additional common stock for sale through our Direct Stock Purchase and Dividend Reinvestment Plan (or, Stock Purchase Plan). This shelf registration statement, which was declared effective by the SEC on December 18, 2015, when combined with the unused portion of our previous Stock Purchase Plan shelf registration statement, registered an aggregate of 2,000,000 shares of common stock. At June 30, 2016, 2,000,000 shares of common stock remained available for issuance pursuant to the Stock Purchase Plan registration statement. Under the Stock Purchase Plan, stockholders who participate may purchase shares of our common stock directly from us. Stockholders may also automatically reinvest all or a portion of their dividends for additional shares of our stock. Through June 30, 2016, all shares issued pursuant to the Stock Purchase Plan were issued from shares purchased on the open market.

(d) Stock Repurchase Program

On November 6, 2013, the Board authorized a stock repurchase program (or, the Repurchase Program), to repurchase up to $50,000 of our outstanding common stock. Such authorization does not have an expiration date. Subject to applicable securities laws, repurchases of common stock under the Repurchase Program may be made at times and in amounts as we deem appropriate, using available cash resources. Shares of common stock repurchased by us under the Repurchase Program, if any, will be canceled and, until reissued by us, will be deemed to be authorized but unissued shares of our common stock. The Repurchase Program may be suspended or discontinued by us at any time and without prior notice. We repurchased 360,800 shares of common stock at an average cost per share of $13.86, all of which were purchased during the three months ended September 30, 2015. At June 30, 2016, $45,000 of common stock remained authorized for future share repurchase under the Repurchase Program.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

(Dollars in thousands—except per share data)

Note 17 – Earnings per Common Share

The following table presents basic and diluted net EPS of common stock using the two-class method for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Numerator:
Net Income/(Loss)	$20,298	$(10,032)	$7,264	$11,375
Less:
Dividends declared on Preferred Stock	3,450	3,450	6,900	6,900
Dividends, dividend equivalents and undistributed earnings allocated to participating securities (1)	122	153	220	307

Net income/(loss) allocable to common stock – basic and diluted	$16,726	$(13,635)	$144	$4,168

Denominator:
Weighted average common shares - basic	31,857	32,048	31,846	32,047

Weighted average common shares - diluted (1)	31,882	32,048	31,846	32,047

Earnings per common share - basic and diluted	$0.52	$(0.43)	$—	$0.13

(1)	For the six months ended June 30, 2016, all outstanding RSUs and unvested restricted stock were not included in the calculation of diluted earnings per common share, as their inclusion would have been anti-dilutive. These instruments may have dilutive impact on future EPS.

Note 18 – Merger Agreement

(a) Merger Agreement

On February 26, 2016, we entered into a Merger Agreement, under which we will be acquired by ARI for an aggregate purchase price equal to 89.25% of AMTG’s book value as determined in accordance with the Merger Agreement (or, Book Value) as of July 22, 2016 (or, the Pricing Date Book Value), plus the assumption of $172,500 of AMTG’s Preferred Stock. AMTG’s Pricing Date Book Value, and therefore the actual purchase price payable, was determined as of the July 22, 2016 pricing date and will be subject to adjustment in the event that the closing of the transactions contemplated by the Merger Agreement does not occur by September 5, 2016. The aggregate number of shares of ARI common stock issuable under the Merger Agreement is limited to 13,400,000 shares at a value of $16.75 per share, and the remainder of the consideration will be paid in cash. Based upon the Pricing Date Book Value of $15.52 per share, upon closing of the merger transaction, each outstanding share of AMTG common stock will be converted into the right to receive (i) $6.86 in cash, without interest and (ii) 0.417571 shares of ARI common stock, reflecting an aggregate purchase price value of $616,151, based upon the closing price of ARI common stock on the New York Stock Exchange (or, NYSE) on July 22, 2016, including the assumption of the $172,500 (liquidation preference) of our Preferred Stock; provided, however that the cash portion of the merger consideration may be subject to certain adjustments, as discussed above. In addition, each share of AMTG Preferred Stock will be converted into one share of preferred stock, par value $0.01 per share, of a newly-designated series of ARI preferred stock, which is expected to be designated as8.00% Series C Cumulative Redeemable Perpetual Preferred Stock.

The Merger Agreement and related transactions were approved by all of the members of the Board (with the exception of Mark Biderman, who recused himself) upon the unanimous recommendation of a special committee of independent directors of our Board. Consummation of the merger transaction is subject to the satisfaction of customary closing conditions, including the registration and listing of the shares of ARI stock that will be issued in the merger transaction and the approval and adoption of the Merger Agreement by the holders of a majority of the shares of AMTG common stock entitled to vote on the transaction, including a majority of the votes entitled to be cast by persons unaffiliated with Apollo. ARI stockholder approval is not required in connection with the Merger. On July 27, 2016, we filed a definitive proxy statement/prospectus with the SEC and mailed such statement to our stockholders and ARI filed a definitive proxy statement/prospectus relating to the proposed transaction. The proxy statement/prospectus contains additional information regarding the proposed transaction, including risks associated with the proposed transaction.

(b) Letter Agreement with Manager

Concurrently with the execution of the Merger Agreement, we entered into a side letter agreement with our Manager (or, the Side Letter), pursuant to which the Manager agreed to perform such services and activities as may be necessary to enable us to consummate the Merger and other transactions contemplated by the Merger Agreement. In addition, our Manager acknowledged that, as a result of the transactions contemplated by the Merger Agreement, the Management Agreement will be assigned to ARI and such assignment will not give rise to a termination fee under the Management Agreement.